UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a‑12
Cogentix Medical, Inc.
(Name of Registrant as Specified in its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Cogentix Medical, Inc.
5420 Feltl Road
Minnetonka, Minnesota 55343

April 25, 2016

Dear Stockholders:

We are pleased to invite you to join us for the Cogentix Medical, Inc. Annual Meeting of Stockholders to be held on Friday, May 20, 2016, at 8:30 a.m., Central Daylight Time, at Minneapolis Marriott Southwest, 5801 Opus Parkway, Minnetonka, MN 55343.  Details about the meeting, nominee for election to the Board of Directors and other matters to be acted on at the meeting are presented in the Notice of Annual Meeting of Stockholders and proxy statement that follow.

It is important that your shares be represented at the meeting, regardless of the number of shares you hold.  Accordingly, please exercise your right to vote by completing, signing, dating and returning the enclosed WHITE proxy card, or by following the Internet or telephone voting instructions as described in the accompanying proxy statement, or by following the voting instructions on the Notice Regarding the Availability of Proxy Materials you received for the meeting.

On behalf of the Board of Directors and management of Cogentix Medical, it is my pleasure to express our appreciation for your support.

Sincerely,

Robert Kill
President, Chief Executive Officer and Corporate Secretary

Your vote is important.  Please exercise your right to vote as soon as possible by completing, signing, dating and returning the enclosed WHITE proxy card, or by following the Internet or telephone voting instructions as described in the accompanying proxy statement.  By doing so, you may save us the expense of additional solicitation.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FRIDAY, MAY 20, 2016

To the Stockholders of Cogentix Medical, Inc.:

The Annual Meeting of Stockholders of Cogentix Medical, Inc., a Delaware corporation, will be held on Friday, May 20, 2016, at 8:30 a.m., Central Daylight Time, at Minneapolis Marriott Southwest, 5801 Opus Parkway, Minnetonka, MN 55343 for the following purposes:

1.	To elect Lewis C. Pell to serve as the sole director of Class I of the Board of Directors for a three-year term ending at 2019 Annual Meeting of Stockholders or until his successor is elected and qualified.

2.	To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2016.

3.	To hold an advisory vote on executive compensation.

4.	To recommend the adoption by the Board of Directors of a policy that the Chair of the Board of Directors shall be an independent director who is not a current or former employee of the company, and whose only nontrivial professional, familial or financial connection to the company or its Chief Executive Officer is the directorship; provided the policy should be implemented so as not to violate any existing agreement and should allow for departure under extraordinary circumstances such as the unexpected resignation of the Chair.

5.	To recommend the adoption by the Board of Directors of a policy that the positions of principal accounting officer and principal financial officer of our company be held by an individual or individuals who do not concurrently hold the position of Chief Executive Officer of our company; provided the policy should be implemented so as not to violate existing agreement and should allow for departure under extraordinary circumstances such as the unexpected resignation of the principal accounting officer or principal financial officer.

6.	To transact such other business, including stockholder proposals described in this proxy statement and any others if properly presented, as may properly come before the annual meeting of stockholders and any adjournment or postponement thereof.

Only stockholders of record at the close of business on March 22, 2016 will be entitled to notice of, and to vote at, the meeting and any adjournments thereof.  A stockholder list will be available at Cogentix’s corporate offices beginning 10 days prior to the date of the meeting during normal business hours for examination by any stockholder registered on Cogentix’s stock ledger as of the record date for any purpose germane to the meeting.

We cordially invite all stockholders to attend the annual meeting in person. However, regardless of whether you plan to attend the annual meeting in person, we urge you to complete, sign and date the enclosed WHITE proxy card and return it promptly in the envelope provided. No postage is required if you mail the proxy in the United States. Stockholders who attend the annual meeting may revoke their proxy and vote their shares in person.

Mr. Lewis C. Pell, a current director and director nominee for re-election at the annual meeting, has provided notice to the company that he intends to independently solicit proxies for certain proposals of his own for amendments to the bylaws and certificate of incorporation and for repealing all action taken by the Board of Directors between his notice and the annual meeting including any amendment to the bylaws made without the approval by the stockholders of the company, and to nominate at the annual meeting his own slate of three nominees, including himself, for election as directors, among other proposals. The majority of the Board of Directors believes Mr. Pell’s proposals are improper.

The Board of Directors urges you not to sign or return any proxy card that you may receive from Mr. Lewis C. Pell and only execute and return the WHITE proxy card you receive from Cogentix Medical voting for each of the Board of Director’s proposals. If you have previously signed a proxy card sent to you by Mr. Lewis C. Pell, you can revoke it by signing, dating and mailing the enclosed WHITE proxy card in the envelope provided.

By Order of the Board of Directors,

Robert Kill
President, Chief Executive Officer and Corporate Secretary
April 25, 2016

Minnetonka, Minnesota

PROPOSAL NO. 5 — RECOMMENDATION OF ADOPTION BY BOARD OF DIRECTORS OF POLICY REGARDING SEPARATION OF CHIEF EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER/PRINCIPAL ACCOUNTING OFFICER	18
Recommendation of Adoption by Board of Directors of Policy regarding Separation of Chief Executive Officer and Principal Financial Officer/Principal Accounting Officer	18
Board Recommendation	18

CORPORATE GOVERNANCE	19
Introduction	19
Corporate Governance Guidelines	19
Director Independence	20
Board Leadership Structure	20
Executive Sessions	20
Board Meetings and Attendance	20
Board Committees	20
Audit Committee	21
Compensation Committee	22
Governance and Nominating Committee	23
Director Nominations Process	24
Board Oversight of Risk	24
Code of Ethics and Business Conduct	25
Audit Committee Report	25
Policy Regarding Director Attendance at Annual Meetings of Stockholders	26
Process Regarding Stockholder Communications	26

DIRECTOR COMPENSATION	27
Overview of Director Compensation Program	27
Cash Compensation	27
Equity-Based Incentive Compensation	27
Summary Director Compensation Table for Transition Period Ended December 31, 2015	27

EXECUTIVE COMPENSATION	29
Overview – Compensation Objectives and Philosophy	29
Elements of Executive Compensation Program	30
Summary Compensation Table for Transition Period Ended December 31, 2015	32
Outstanding Equity Awards at the End of Transition Period	34
Post-Termination Severance and Change in Control Arrangements	36
Employment and Other Agreements	37

RELATED PERSON RELATIONSHIPS AND TRANSACTIONS	38
Overview	38
Pell Convertible Notes and Warrants	38

OTHER MATTERS	40
Other Proposed Action	40
Stockholder Proposals for 2017 Annual Meeting	42
Transition Report	42
Householding of Annual Meeting Materials	42
Cost and Method of Solicitation	42

As used in this proxy statement, references to “Cogentix,” “Cogentix Medical,” the “Company,” “we,” “us,” “our” and similar references refer to Cogentix Medical, Inc. (formerly known as Vision-Sciences, Inc.) and our consolidated subsidiaries, and the term “common stock” refers to our common stock, par value $0.01 per share.

ii

5420 Feltl Road
Minnetonka, Minnesota 55343

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FRIDAY, MAY 20, 2016

The Board of Directors of Cogentix Medical, Inc. is using this proxy statement to solicit your proxy for use at the Cogentix Medical, Inc. 2016 Annual Meeting of Stockholders to be held at 8:30 a.m., Central Daylight Time, on Friday, May 20, 2016.  The Board of Directors expects to make available electronically or to send to stockholders the Notice of Annual Meeting of Stockholders, this proxy statement and a form of WHITE proxy card on or about April 22, 2016.

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to Be Held on Friday, May 20, 2016

Our proxy statement and our transition report on Form 10-KT for the nine-month transition period ended December 31, 2015, are available at http://materials.proxyvote.com/19243A.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

When and Where Will the Annual Meeting Be Held?

The Annual Meeting of Stockholders of Cogentix Medical, Inc. will be held on Friday, May 20, 2016, at 8:30 a.m., Central Daylight Time, at Minneapolis Marriott Southwest, 5801 Opus Parkway, Minnetonka, MN 55343.

What are the Purposes of the Annual Meeting?

The purposes of the Annual Meeting are to vote on the following items:

1.	To elect Lewis C. Pell to serve as the sole director of Class I of the Board of Directors for a three-year term ending at 2019 Annual Meeting of Stockholders or until his successor is elected and qualified.

2.	To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2016.

3.	To hold an advisory vote on executive compensation.

4.	To recommend the adoption by the Board of Directors of a policy that the Chair of the Board of Directors shall be an independent director who is not a current or former employee of the company, and whose only nontrivial professional, familial or financial connection to the company or its Chief Executive Officer is the directorship; provided the policy should be implemented so as not to violate any existing agreement and should allow for departure under extraordinary circumstances such as the unexpected resignation of the Chair.

5.	To recommend the adoption by the Board of Directors of a policy that the positions of principal accounting officer or principal financial officer of our company be held by an individual or individuals who do not concurrently hold the position of Chief Executive Officer of our company; provided the policy should be implemented so as not to violate existing agreement and should allow for departure under extraordinary circumstances such as the unexpected resignation of the principal accounting officer or principal financial officer.

6.	To transact such other business, including stockholder proposals described in this proxy statement and any others if properly presented, as may properly come before the Annual Meeting of Stockholders and any adjournment or postponement thereof.

Who is Entitled to Vote at the Annual Meeting?

Our stockholders of record at the close of business on March 22, 2016 will be entitled to notice of and to vote at the meeting or any adjournment of the Annual Meeting.  As of that date, there were 25,975,617 shares of our common stock outstanding.  Each share of our common stock is entitled to one vote on each matter to be voted on at the Annual Meeting.  Stockholders are not entitled to cumulative voting rights in the election of directors.

How Do I Vote My Shares?

Your vote is important.  Whether you hold shares directly as a stockholder of record or beneficially in “street name” (through a broker, bank or other nominee), you may vote your shares without attending the Annual Meeting.  You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee.

If you are a stockholder whose shares are registered in your name, you may vote your shares in person at the meeting by attending the annual meeting or by completing, signing, dating and mailing the enclosed WHITE proxy card in the envelope provided.

If your shares are held in street name, you will receive a separate WHITE voting instruction form from your broker or bank.  Please follow the voting instructions on the enclosed WHITE voting instruction form to vote by Internet, telephone, or by mail.

The deadline for voting by telephone or on the Internet is 10:59 p.m., Eastern Daylight Time, on Thursday, May 19, 2016.  Please see the enclosed WHITE proxy card or the WHITE voting instruction form your bank, broker or other holder of record provided to you for more information on your options for voting.

What Does It Mean If I Get More Than One WHITE Proxy Card?

 It means you hold shares registered in more than one account. Sign and return all WHITE proxy cards to ensure that all your shares are voted.

What Should I Do if I Receive a Proxy Card from Mr. Lewis C. Pell?

Mr. Lewis C. Pell may solicit proxies. THE BOARD OF DIRECTORS ENCOURAGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD FURNISHED BY MR. LEWIS C. PELL. Even a vote against Mr. Lewis C. Pell’s proposals on his proxy card will cancel any previous proxy given to Cogentix Medical. Even if you have already sent a proxy card to Mr. Lewis C. Pell, you may revoke it and provide your support to the Board of Director’s proposals by signing, dating and returning the enclosed WHITE proxy card. Only your latest dated proxy will count.

How Does the Board of Directors Recommend that I Vote?

The Board of Directors recommends that you vote:

•	FOR the director nominee for Class I of the Board of Directors in Proposal No. 1— Election of Director;

•	FOR Proposal No. 2—Ratification of Selection of Independent Registered Public Accounting Firm; and

•	FOR Proposal No. 3—Advisory Approval of Executive Compensation.

•	FOR Proposal No. 4—Recommendation of Adoption by Board of Directors of Policy regarding Independence of Chair of Board of Directors.

•	FOR Proposal No. 5—Recommendation of Adoption by Board of Directors of Policy regarding Separation of Chief Executive Officer and Principal Financial Officer/Principal Accounting Officer.

How Will My Shares Be Voted?

If you return your signed proxy card or use the Internet or telephone voting before the Annual Meeting, the named proxies will vote your shares as you direct.

For Proposal No. 1—Election of Director, you may:

•	Vote FOR the nominee for Class I director; or

•	WITHHOLD your vote from the director nominee.

For Proposal No. 2—Ratification of Selection of Independent Registered Public Accounting Firm, you may:

•	Vote FOR the proposal;

•	Vote AGAINST the proposal; or

•	ABSTAIN from voting on the proposal.

For Proposal No. 3—Advisory Approval of Executive Compensation, you may:

•	Vote FOR the proposal;

•	Vote AGAINST the proposal; or

•	ABSTAIN from voting on the proposal.

For Proposal No. 4—Recommendation of Adoption by Board of Directors of Policy regarding Independence of Chair of Board of Directors, you may:

•	Vote FOR the proposal;

•	Vote AGAINST the proposal; or

•	ABSTAIN from voting on the proposal.

For Proposal No. 5—Recommendation of Adoption by Board of Directors of Policy regarding Separation of Chief Executive Officer and Principal Financial Officer/Principal Accounting Officer, you may:

•	Vote FOR the proposal;

•	Vote AGAINST the proposal; or

•	ABSTAIN from voting on the proposal.

If you send in the enclosed WHITE proxy card or use the Internet or telephone voting described above, but you do not specify how you want to vote your shares, the proxies named on the WHITE proxy card will vote your shares:

•	FOR the director nominee for Class I of the Board of Directors in Proposal No. 1— Election of Director;

•	FOR Proposal No. 2—Ratification of Selection of Independent Registered Public Accounting Firm; and

•	FOR Proposal No. 3—Advisory Approval of Executive Compensation.

•	FOR Proposal No. 4—Recommendation of Adoption by Board of Directors of Policy regarding Independence of Chair of Board of Directors.

•	FOR Proposal No. 5—Recommendation of Adoption by Board of Directors of Policy regarding Separation of Chief Executive Officer and Principal Financial Officer/Principal Accounting Officer.

The proxies named on the WHITE proxy card will also use their judgment to vote such proxies on any other business that may properly come before the Annual Meeting.

How Can I Revoke or Change My Vote?

If you are a stockholder whose shares are registered in your name, you may revoke your proxy at any time before it is voted by one of the following methods:

•	Submitting another proper proxy with a more recent date than that of the proxy first given by following the Internet or telephone voting instructions or completing, signing, dating and returning a new proxy card to us;

•	Sending written notice of revocation to our Corporate Secretary; or

•	Attending the Annual Meeting and voting by ballot.

If you hold your shares through a broker, bank or other nominee, you may revoke your proxy by following the instructions your broker, bank or other nominee provides.

How Many Shares Must Be Present to Hold the Annual Meeting?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority (12,987,809 shares) of the issued and outstanding shares of our common stock as of the record date will constitute a quorum for the transaction of business at the Annual Meeting.  In general, shares of common stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining a quorum.  Shares represented by proxies marked “Abstain” and “broker non-votes” (which are explained below) are counted in determining whether a quorum is present.  A “broker non-vote” is a proxy returned by a broker on behalf of its beneficial owner customer with respect to shares held in a fiduciary capacity (generally referred to as being held in “street name”) that are not voted on a particular matter because voting instructions have not been received by the broker from the customer. The Annual Meeting may be adjourned to any other time and any other place by the stockholders present or represented at the meeting and entitled to vote even when such stockholders do not constitute a quorum. It is not necessary to notify any stockholder of any adjournment of less than 30 days if the time and place of the adjourned meeting are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting.  At the adjourned meeting, our company may transact any business which might have been transacted at the original meeting.

What Vote is Required for Each Proposal?

Assuming a quorum is present or represented at the Annual Meeting, either in person or by proxy, the following vote is required for each of the following matters:

•	Proposal No. 1—Election of Director requires the affirmative vote of a plurality of the votes cast at the election.

•	Proposal No. 2—Ratification of Selection of Independent Registered Public Accounting Firm requires the affirmative vote of a majority of shares of our common stock voting on the matter for approval.

•	Proposal No. 3—Advisory Approval of Executive Compensation will be approved if the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal.

•	Proposal No. 4— Recommendation of Adoption by Board of Directors of Policy regarding Independence of Chair of Board of Directors requires the affirmative vote of a majority of shares of our common stock voting on the matter for approval.

•	Proposal No. 5—Recommendation of Adoption by Board of Directors of Policy regarding Separation of Chief Executive Officer and Principal Financial Officer/Principal Accounting Officer requires the affirmative vote of a majority of shares of our common stock voting on the matter for approval.

Under certain circumstances, in the event that the proxy solicitation for the Annual Meeting is deemed to be contested , pursuant to the applicable rules governing brokers, if your shares are held in “street name” and you do not indicate how you wish to vote, your broker is not permitted to exercise its discretion to vote your shares on any of the above proposals, except for Proposal No. 2—Ratification of Selection of Independent Registered Public Accounting Firm, to be voted on at the Annual Meeting.  Accordingly, if you do not direct your broker as to how to vote for any of Proposal No. 1—Election of Director, Proposal No. 3—Advisory Approval of Executive Compensation, Proposal No. 4— Recommendation of Adoption by Board of Directors of Policy regarding Independence of Chair of Board of Directors or Proposal No. 5—Recommendation of Adoption by Board of Directors of Policy regarding Separation of Chief Executive Officer and Principal Financial Officer/Principal Accounting Officer, your broker is not allowed to vote your shares on such proposal and no votes will be cast on your behalf on such proposal. With respect to Proposal No. 2—Ratification of Selection of Independent Registered Public Accounting Firm, brokers are allowed to vote your shares without any specific instruction as to how to vote your shares from you.

Pursuant to applicable law, a broker non-vote at the Annual Meeting will not be counted as part of the voting power present with respect to any of Proposal No. 1—Election of Director, Proposal No. 3—Advisory Approval of Executive Compensation, Proposal No. 4— Recommendation of Adoption by Board of Directors of Policy regarding Independence of Chair of Board of Directors or Proposal No. 5—Recommendation of Adoption by Board of Directors of Policy regarding Separation of Chief Executive Officer and Principal Financial Officer/Principal Accounting Officer, on which such broker non-vote has no authority to vote. Therefore, for purposes of counting votes at the Annual Meeting, broker non-votes (i) will not be included in the denominator for purposes of determining whether a proposal has received a majority of the shares present or represented, and voting on any of Proposals Nos. 1, 3, 4 or 5, and (ii) will not be considered to be “votes cast” for any of Proposals Nos. 1, 3, 4 or 5.  As such, a broker non-vote will not be counted as a vote “For” or “Withheld” with respect to the sole director nominee in Proposal No. 1 and it will not be counted as a vote “For,” “Abstain” or “Against” with respect to Proposals Nos. 3, 4 and 5; and, therefore, have no effect on the outcome of the vote on such proposals.

 Pursuant to applicable law, proxies marked “Abstain” (i) will not be included in the numerator for purposes of determining whether a Proposal has received a majority of the shares present or represented, and voting on such Proposal because such proxies are not affirmative votes, and (ii) will be included in the denominator because such proxies are considered present and entitled to vote. Therefore, proxies marked “Abstain” will be counted as a vote “Against” with respect to Proposals Nos. 2, 3, 4 and 5.

Who Will Count the Votes?

We currently expect that Broadridge Corporate Issuer Solutions, Inc. will tabulate the votes, and an independent third party inspector of elections will be appointed by the Board of Directors to be our inspector of elections for the Annual Meeting.

Who Do I Contact if I Have Questions Regarding the Annual Meeting?

If you have any questions or require assistance in voting your shares of common stock, please call our proxy solicitor, Morrow & Co., LLC, toll-free at (800) 662-5200, or via e-mail at cgnt@morrowco.com.

Are There Any Matters to be Voted on at the Annual Meeting that are not Included in this Proxy Statement?

We are currently not aware of any business to be acted upon at the Annual Meeting other than that described in this proxy statement.  If other matters are properly brought before the Annual Meeting, or any adjournment or postponement of the Annual Meeting, your WHITE proxy includes discretionary authority on the part of the individuals appointed to vote your shares or act on those matters according to their best judgment, including any adjournment of the Annual Meeting if a quorum is not present.

How Will Business Be Conducted at the Annual Meeting?

The presiding officer at the Annual Meeting will determine how business at the meeting will be conducted.  Only nominations and other proposals brought before the Annual Meeting in accordance with the advance notice and information requirements of our Amended and Restated Bylaws, as amended, will be considered.  In order for a stockholder proposal to have been included in our proxy statement for the Annual Meeting, our Corporate Secretary must have received such proposal a reasonable period of time before we began to print and send our proxy materials.  Complete and timely written notice of a proposed nominee for election to the Board of Directors at the Annual Meeting or a proposal for any other business to be brought before the Annual Meeting must have been received by our Corporate Secretary not later than March 28, 2016.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are subject to the safe harbor created by those sections.  We have identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “possible,” “potential,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate” and “continue”, the negative of these words, other words and terms of similar meaning and the use of future dates.  Forward-looking statements involve risks and uncertainties.  These uncertainties include factors that affect all businesses as well as matters specific to us.  Forward-looking statements by their nature address matters that are, to different degrees, uncertain.  Uncertainties and risks may cause our actual results to be materially different than those expressed in or implied by our forward-looking statements.  For us, particular uncertainties and risks include, among others, our history of operating losses and negative cash flow, uncertainties regarding clinical testing, the difficulty of developing pharmaceutical products, obtaining regulatory and other approvals and achieving market acceptance and other risks and uncertainties described in our filings with the Securities and Exchange Commission (the “SEC”), including our most recent transition report on Form 10-KT.  All forward-looking statements in this proxy statement speak only as of the date of this proxy statement and are based on our current beliefs and expectations.  We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as otherwise required by law.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND DIRECTORS

Beneficial Ownership

The table below sets forth information known to us regarding the beneficial ownership of our common stock as of March 15, 2016 for:

•	each person our company believes beneficially holds more than 5% of the outstanding shares of our common stock based solely on our company’s review of SEC filings;

•	each of our directors and nominee for directors;

•	each of the named executive officers named in the Summary Compensation Table under the heading “Executive Compensation—Summary Compensation Table for Transition Period Ended December 31, 2015 ” (we collectively refer to these persons as our “named executive officers”); and

•	all of our directors and named executive officers as a group.

The number of shares beneficially owned by a person includes shares subject to options held by that person that are currently exercisable or that become exercisable within 60 days of March 15, 2016.  Percentage calculations assume, for each person and group, that all shares that may be acquired by such person or group pursuant to options currently exercisable or that become exercisable within 60 days of March 15, 2016 are outstanding for the purpose of computing the percentage of common stock owned by such person or group.  However, such unissued shares of common stock described above are not deemed to be outstanding for calculating the percentage of common stock owned by any other person.

Except as otherwise indicated, the persons in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and subject to the information contained in the notes to the table.

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class
Common Stock	Beneficial Owners of More Than 5%
	Nantahala Capital Management, LLC 19 Old Kings Highway S, Suite 200 Darien, CT 06820	2,609,824	10.0%

Common Stock	Named Executive Officers and Directors
	Robert C. Kill	799,872	3.0
	Kenneth H. Paulus	32,817	*
	Dr. Cheryl Pegus	40,300	*
	Lewis C. Pell	1,849,115	7.1
	Kevin Roche	101,973	*
	James P. Stauner	90,764	*
	Sven A. Wehrwein	73,833	*
	Howard I. Zauberman	362,299	1.4
	Darin Hammers	251,762	*
	Brett A. Reynolds	178,711	*
Common Stock	All Named Executive Officers and Directors as a Group	3,781,446	14.1

*	Represents beneficial ownership of less than one percent.

(1)	The business address for each of the directors and named executive officers of Cogentix is c/o Cogentix Medical, Inc., 5420 Feltl Road, Minnetonka, Minnesota 55343.

(2)	Includes for the persons listed below the following shares of common stock subject to options held by such persons that are currently exercisable or become exercisable within 60 days of March 15, 2016:

Name	Shares of Common Stock Underlying Stock Options
Robert C. Kill	418,398
Kenneth H. Paulus	―
Dr. Cheryl Pegus	2,000
Lewis C. Pell	―
Kevin Roche	―
James P. Stauner	19,835
Sven A. Wehrwein	19,835
Howard I. Zauberman	189,999
Darin Hammers	105,996
Brett A. Reynolds	48,441
804,504

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and all persons who beneficially own more than 10 percent of the outstanding shares of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock.  Directors, executive officers and greater than 10 percent beneficial owners also are required to furnish us with copies of all Section 16(a) forms they file with the SEC.  To our knowledge, based on a review of the copies of such reports and amendments to such reports furnished to us with respect to the transition period ended December 31, 2015, and based on written representations by our directors and executive officers, all required Section 16(a) reports under the Exchange Act, for our directors, executive officers and beneficial owners of greater than 10 percent of our common stock were filed on a timely basis during the transition period ended December 31, 2015.

PROPOSAL NO. 1 – ELECTION OF DIRECTOR

Number of Directors; Classes of Directors

Our Amended and Restated Bylaws provide that the Board of Directors will consist of at least three members and the exact number of directors within such limitation will be fixed from time to time by the Board of Directors.  The number of directors fixed by the Board of Directors is seven as of the date of the Annual Meeting.

Our Amended and Restated Bylaws provide that the Board of Directors will be divided into three classes:  Class I, Class II and Class III.  No one class of directors will have more than one more director than any other class.

The following table indicates the current members of the Board of Directors and Classes in which they serve:

Class I - Term ending at 2016 Annual Meeting	Class II – Term ending at 2017 Annual Meeting	Class III – Term ending at 2018 Annual Meeting
Lewis C. Pell	Robert C. Kill	Kenneth H. Paulus
James P. Stauner	Dr. Cheryl Pegus	Kevin H. Roche
Howard I. Zauberman

On March 29, 2016, Mr. James P. Stauner, our lead director and member of the Audit Committee, decided not to stand for re-election to the Board of Directors at our annual meeting of the stockholders this year. On the same day, the Board of Directors decreased the size of the Board of Directors from seven to five members by decreasing Class I of the Board to one member in conjunction with the Annual Meeting of Stockholders this year.

Nominee for Director – Class I Director

The Board of Directors has nominated the Lewis C. Pell to serve as the sole Class I director for a three-year term ending at 2019 Annual Meeting of Stockholders or until his successor is elected and qualified.  The nominee is a current member of the Board of Directors.

If prior to the Annual Meeting, the Board of Directors should learn that such nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for the nominee will be voted for a substitute nominee as selected by the Board of Directors.  The Board of Directors has no reason to believe that the nominee will be unable to serve.

Mr. Lewis C. Pell has provided our company with notice that he intends to independently solicit proxies for certain proposals of his own for various amendments to our bylaws and certificate of incorporation and for repealing all action taken by the Board of Directors between his notice and the annual meeting, including repealing any amendment to our bylaws made without the approval by the stockholders of our company, and to nominate at the annual meeting his own slate of three nominees, including himself, for election as directors. The majority of the Board of Directors believes that there are no competing director nominees because Mr. Pell nominated himself to serve as Class I director.

Information About Current Directors and Board Nominee

The table below sets forth certain information that has been furnished to us by each current director and each individual who has been nominated by the Board of Directors to serve as a director of our company.

Name	Age	Director Since

Robert C. Kill	52	2015

Kenneth H. Paulus (1)(2)(3)	56	2015

Dr. Cheryl Pegus (1)(2)	52	2013

Lewis C. Pell	72	2005

Kevin H. Roche (1)(2)(3)	65	2015

James P. Stauner (3)	61	2015

Howard I. Zauberman	63	2013

(1)	Member of the Compensation Committee

(2)	Member of the Governance and Nominating Committee

(3)	Member of the Audit Committee

As of March 23, 2016, Mr. Sven A. Wehrwein, the former chair of the Audit Committee, resigned from the Board of Directors and all committees of the Board of Directors including the Audit Committee Chair position. On March 29, 2016, Mr. Kenneth H. Paulus, who is currently serving as the Chair of the Compensation Committee and a member of the Governance and Nominating Committee, was also appointed as the new audit committee financial expert and Chair of the Audit Committee, which now consist of Messrs. Paulus, Roche and Stauner.

Additional Information About Current Directors and Board Nominee

The paragraphs below provide information about each current director and nominee for director, including all positions he or she holds, his or her principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he or she currently serves as a director or served as a director during the past five years.  We believe that our director nominee displays appropriate levels of education and/or business experience.  The information presented below regarding each current director and nominee for director also sets forth specific experience, qualifications, attributes and skills that led the Board of Directors to the conclusion that each of them should serve as a director in light of our business.

Robert C. Kill has served as the President, Chief Executive Officer and Chairman of the Board of Directors of our company since the merger of our company with Uroplasty, Inc. (the “Merger”). Prior to the Merger, Mr. Kill had served as a director of Uroplasty since December 2010, Chairman of Uroplasty’s Board of Directors since May 2014, and served as Uroplasty’s interim Chief Executive Officer from April 2013 until appointed as Uroplasty’s President and Chief Executive Officer in July 2013. He had also served as the President and Chief Executive Officer of Uroplasty from July 2013 until March 31, 2015. Since 2012, Mr. Kill has been an Operating Partner with Altamont Capital Partners, a private equity firm. He had served as President from 2007 to 2012, as Chairman and CEO from 2009 to 2010 while the company was public, and as CEO and a Board member from 2010 to 2012 after it became a private company, of Virtual Radiologic Corporation, a national radiology organization that uses technology to enhance radiologic practice. Prior to joining Virtual Radiologic, Mr. Kill was President of Physicians Systems for Misys Healthcare Systems, a provider of clinical and practice management software applications to physician practices, group practices, health systems and managed services organizations. Before joining Misys Healthcare Systems in 2002, Mr. Kill was Executive Vice President of Entertainment Publications, Inc., where he was employed from 1996 through 2001, and Vice President of Operations for Baxter Healthcare, where he was employed from 1986 through 1996. Mr. Kill brings to the Board of Directors of our company substantial experience and insight in executive management of rapidly growing public companies, particularly companies focused on health care.

Kenneth H. Paulus has served as a director of our company since the Merger. Prior to the Merger, Mr. Paulus had served as a director of Uroplasty since October 2014. From June 2009 to December 31, 2014, he had served as the President and Chief Executive Officer of Allina Health, a health care delivery system serving Minnesota and western Wisconsin. He joined Allina Health in 2005 as Chief Operating Officer after serving five years as the President and Chief Executive Officer of HealthOne Care (now Atrius Health System). Mr. Paulus’ extensive knowledge of the health care industry and his leadership experience make him well-suited to serve as a member of the Board of Directors of our company.

Dr. Cheryl Pegus, M.D., M.P.H. has been a director of our company since 2013. She is currently the Director, Division of General Internal Medicine and Clinical Innovation, Associate Chair, Clinical Innovation at NYU Langone Medical Center, and Clinical Professor of Medicine and Population Health at NYU School of Medicine. Dr. Pegus is the President of Caluent, LLC, a health care advisory company, a Director of Glytec, a glycemic clinical software organization, and President of the American Heart Association Founder’s Affiliate. Previously, she was the Chief Medical Officer for Walgreens and served as the General Manager and Chief Medical Officer for SymCare Personalized Health Solutions, Inc., a J&J start-up company. Dr. Pegus has more than 20 years of clinical practice and industry experience that make her well-suited to serve as a member of the Board of Directors of our company.

Lewis C. Pell is a co-founder of our company and, prior to the Merger, had served as the Chairman of the Board of Directors of our company since 2005. Mr. Pell also briefly served as Vision’s Principal Executive Officer from June 2013 to August 2013. Prior to 2005, Mr. Pell served as Vice-Chairman of the Vision board of directors since 1992. Mr. Pell is a founder or co-founder and chairman and director of several privately held medical device companies and is the chairman of Photomedex, Inc., a publicly-traded dermatology company. We believe Mr. Pell’s extensive experience with Vision and other companies in the medical device industry, particularly his experience serving as a founder and a member of the board of directors of numerous medical device companies, and creating and developing new and emerging companies and bringing innovative medical device and technology to the marketplace, makes him well-suited to serve as a member of the Board of Directors of our company.

Kevin H. Roche has served as a director of our company since the Merger and is also an advisor to Triple Tree, an investment banking and venture funding firm. Prior to the Merger, Mr. Roche had served as a director of Uroplasty since May 2014. He currently leads Roche Consulting, LLC, a general health care consulting and investing firm providing strategic, operational, legal and other business advice to industry clients. He previously served as the General Counsel of UnitedHealth Group, later becoming CEO of their Ingenix division. Mr. Roche also served as managing partner at Vita Advisors LLC, a health care mergers and acquisition advisory firm. Mr. Roche had also served on the board of directors of Virtual Radiologic Corporation from 2008 until 2010. Mr. Roche brings extensive health care, operations and legal experience to the Board of Directors of our company, including serving on the boards, compensation committees and/or audit committees of a number of private health care companies.

James P. Stauner has served as the lead independent director of our company since the Merger. Prior to the Merger, Mr. Stauner had served as Uroplasty’s director since August 2006, Chairman of the Board of Uroplasty from November 2011 until May 2014, and lead independent director since May 2014. Mr. Stauner has over 30 years of experience in the health care industry. Since July 2005, he has been an Operating Partner with Roundtable Healthcare Partners, a private equity firm focused on the health care industry. Prior to joining Roundtable Healthcare Partners, Mr. Stauner held Senior Executive level positions at Cardinal Health, Inc., Allegiance Healthcare and Baxter. Mr. Stauner’s extensive knowledge of the health care industry and of the characteristics sought by a private equity firm for investment in the health care industry, and experience in operating and managing a medical products business and in finance make him well-suited to serve as a member of the Board of Directors of our company.

Howard I. Zauberman has served as a director of our company since 2013. Prior to the Merger, Mr. Zauberman had also served as President and Chief Executive Officer of our company. Mr. Zauberman has over 30 years of experience as a leader in the medical products industry. Prior to joining our company, from 2005 to 2012, he was Vice President of Business Development at Henry Schein, Inc., a leading global health care distributor serving office based medical practitioners. Mr. Zauberman also served as a Special Venture Partner at Galen Partners, a health care growth equity and late stage venture capital firm, focused on technology enabled services, medical devices and specialty pharmaceuticals. Mr. Zauberman also held senior management positions at ETHICON, Inc. a Johnson & Johnson company and Pfizer, Inc. Mr. Zauberman’s knowledge and executive leadership in the health care industry make him well-suited to serve as a member of the Board of Directors of our company.

Board Recommendation

The Board of Directors recommends a vote FOR the election of Mr. Lewis C. Pell as the sole Class I director.

PROPOSAL NO. 2 — RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Selection of Independent Registered Public Accounting Firm

The Audit Committee has selected Grant Thornton LLP (“Grant Thornton”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2016, and to perform such other appropriate accounting services as may be approved by the Audit Committee.  Grant Thornton was engaged as our independent registered public accounting firm in connection with, and upon the closing of, the Merger, and had been engaged by Uroplasty as its independent registered public accounting firm since February 2008 until the Merger. Our company’s former independent registered public accounting firm, EisnerAmper LLP (“EisnerAmper”), resigned as our independent registered public accounting firm following the closing of the Merger. Prior to the closing of the Merger, EisnerAmper had served as our independent registered public accounting firm since March 2010. The change of our independent registered public accounting firm upon the closing of the Merger was not the result of any disagreement with EisnerAmper.

The Audit Committee and the Board of Directors propose and recommend that our stockholders ratify the selection of Grant Thornton to serve as our company’s independent auditors for the fiscal year ending December 31, 2016.

Although stockholder approval of the appointment of Grant Thornton is not required by law or by our governing documents, the Audit Committee wishes to submit the selection of Grant Thornton to our stockholders for ratification.  No determination has been made as to what action the Audit Committee would take if our stockholders do not ratify the appointment. Even if the appointment is ratified, the Audit Committee retains discretion to appoint a new independent registered public accounting firm at any time if the Audit Committee concludes such a change would be in the best interests of our company and stockholders.

Representatives of Grant Thornton will be present at the Annual Meeting to respond to appropriate questions.  They also will have an opportunity to make a statement if they wish to do so.

Audit, Audit-Related, Tax and Other Fees

The tables below present fees for professional services rendered by each of Grant Thornton and EisnerAmper, and their respective affiliates for the nine-month transition period ended December 31, 2015 and the fiscal year ended March 31, 2015.

	Aggregate Amount Billed by Grant Thornton(2)		Aggregate Amount Billed by EisnerAmper
	December 2015	March 2015	December 2015	March 2015
Audit Fees(1)	$332,105	$214,310	$-	$-
Audit-Related Fees		-	-	39,690
Tax Fees	7,066	-	-	24,600
All Other Fees		-	-	96,815	(3)

(1)	Audit fees consisted of the audit of our annual financial statements of our company for the nine-month transition period ended December 31, 2015 and the fiscal year ended March 31, 2015, and for the annual audit of our 401K plan.

(2)	Grant Thornton was engaged as our independent registered public accounting firm on the last day of our fiscal year ended March 31, 2015 in connection with the closing of the Merger.

(3)	Fees pertain to work performed in connection with the Merger.

Pre-Approval Policies and Procedures

The Audit Committee has adopted procedures pursuant to which all audit, audit-related and tax services, and all permissible non-audit services provided by our independent registered public accounting firm must be pre-approved by the Audit Committee.  All services rendered by Grant Thornton during the transition period ended December 31, 2015 were permissible under applicable laws and regulations and were approved in advance by the Audit Committee in accordance with the rules adopted by the SEC in order to implement requirements of the Sarbanes-Oxley Act of 2002, other than de minimis non-audit services allowed under applicable law.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

PROPOSAL NO. 3 — ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

Advisory Approval of Executive Compensation

As described in more detail in the “Executive Compensation” section of this proxy statement, the compensation we pay our executive officers is intended to provide a base level of compensation adequate for retention, and to encourage profitable revenue growth, and we believe that our executive compensation program properly links executive compensation to company performance and aligns the interests of our executive officers with those of our stockholders as set forth below:

•          our company utilizes a compensation structure that ties pay for performance and aligns the interests of our executives with those of our stockholders;

•          the company’s compensation program reflects an appropriate pay mix that rewards achievement of both short term and long term operational and financial goals, while designed to mitigate risks;

•          a significant portion of the compensation of our named executive officers is variable or “at risk;”

•          both our top line results and bottom line results improved during the transition period as compared to the comparable period in the previous year (based upon unaudited pro forma results previously disclosed upon the merger); and

•          our management has been seamlessly and successfully implementing the integration of the businesses combined upon the merger.

The Board of Directors selects salary levels for executives considering the compensation of peers, annually creates an incentive program for all management employees that include financial milestones tied to revenue, and individual management performance milestones, and provides longer-term equity-based incentives in the form of restricted stock and options designed to align executive officer compensation with long-term strategic operating and financial goals. The Board of Directors also believes that our executive compensation programs contributed to our strong results and increased stockholder value during the transition period. The Board of Directors believes these compensation policies achieve the objective of aligning compensation with performance. Pursuant to the Dodd-Frank Wall Street Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934, as amended, we are asking our stockholders, on an advisory basis, to approve the compensation of our named executive officers by adopting the following resolution:

RESOLVED, that our stockholders hereby approve, on an advisory basis, the compensation paid to our named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including in the “Summary Compensation Table” and the other executive compensation tables and related discussion disclosed in this proxy statement dated April 25, 2016.

Board Recommendation

The Board of Directors recommends a vote “FOR” this resolution. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted “FOR” approval of this resolution.

Your vote is advisory and will not be binding on us. The Compensation Committee and the Board will take into account the outcome of the vote when considering future compensation arrangements.

In accordance with the results of the advisory vote on the frequency of future non-binding votes on named executive compensation, which was conducted most recently at our 2013 Annual Meeting of Stockholders, the Board determined that we will hold an advisory vote to approve the compensation of our named executive officers every three years.

PROPOSAL NO. 4 — RECOMMENDATION OF ADOPTION BY BOARD OF DIRECTORS OF POLICY REGARDING INDEPENDENCE OF CHAIR OF BOARD OF DIRECTORS

Recommendation of Adoption by Board of Directors of Policy regarding Independence of Chair of Board of Directors

The role of the Chief Executive Officer is to run the company.  The role of the Board of Directors is to provide independent oversight of management and the Chief Executive Officer.

At present, our company’s Chief Executive Officer also serves as the Chair of the Board of Directors. Since Board leadership structure in the U.S. is trending towards an independent chair, we believe it is a good time for our stockholders to consider whether the company should separate the roles of the Chief Executive Officer and the Chair of the Board of Directors.

Based upon foregoing reason, we are asking our stockholders to consider and adopt the following resolution:

RESOLVED, that our stockholders recommend that the Board of Directors adopt a policy that the Chair of the Board of Directors shall be an independent director who is not a current or former employee of the company, and whose only nontrivial professional, familial or financial connection to the company or its Chief Executive Officer is the directorship; provided the policy should be implemented so as not to violate any existing agreement and should allow for departure under extraordinary circumstances such as the unexpected resignation of the Chair.

Board Recommendation

The Board of Directors recommends a vote “FOR” this resolution. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted “FOR” approval of this resolution.

PROPOSAL NO. 5 — RECOMMENDATION OF ADOPTION BY BOARD OF DIRECTORS OF POLICY REGARDING SEPARATION OF CHIEF EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER/PRINCIPAL ACCOUNTING OFFICER

Recommendation of Adoption by Board of Directors of Policy regarding Separation of Chief Executive Officer and Principal Financial Officer/Principal Accounting Officer

A principal financial officer is typically responsible for budgeting, credit, insurance, tax, and company treasury issues. A principal financial officer is also tasked with ensuring that lower-level executives, such as the treasurer and financial controller, effectively handle day-to-day financial operations. A principal financial officer is responsible for pushing down higher-level company ideas, concepts and plans to lower-level finance and controller areas.

A principal accounting officer on the other hand is responsible for overseeing all accounting functions. Corporate accounting is very complicated, and a principal accounting officer ensures that all ledger accounts, financial statements and cost control systems are operating effectively. Like a principal financial officer, a principal accounting officer typically reports directly to top management such as the Chief Executive Officer, who usually functions as a principal executive officer, and the board of directors. A principal accounting officer’s activities are more focused on day-to-day accounting activities than a principal financial officer normally is, and a principal accounting officer also leads and directs the work of other employees in finance and controller areas.

A Chief Executive Officer, who usually functions as a principal executive officer, is ultimately responsible for all day-to-day management decisions and for implementing the company’s long and short term plans. Such Chief Executive Officer acts as a direct liaison between the board and management of the company and communicates to the board on behalf of management.

While it is possible for one individual to fill all three roles, splitting the roles of principal executive officer, principal financial officer and principal accounting officer among three separate individuals will permit greater oversight over the financial control mechanisms of the company, while simultaneously permitting the principal executive officer more time to focus on the strategic direction of the company.

Presently, our company’s Chief Executive Officer also serves as the principal financial officer and principal accounting officer due to the unexpected departure of our former Chief Financial Officer and the fact that no other employee was qualified to fulfill these roles. Appointing separate individuals to the roles of principal executive officer, principal financial officer and principal accounting officer will permit greater oversight on important financial control mechanisms and create more capacity for the company’s executive officers to consider the strategic direction of our company.

Based upon foregoing reasons, we are asking our stockholders to consider and adopt the following resolution:

RESOLVED, that our stockholders recommend that the Board of Directors adopt a policy that the positions of principal accounting officer and principal financial officer of our company be held by an individual or individuals who do not concurrently hold the position of Chief Executive Officer of our company; provided the policy should be implemented so as not to violate existing agreement and should allow for departure under extraordinary circumstances such as the unexpected resignation of the principal accounting officer and/or principal financial officer.

Board Recommendation

The Board of Directors recommends a vote “FOR” this resolution. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted “FOR” approval of this resolution.

CORPORATE GOVERNANCE

Introduction

Our shares of common stock trade on The NASDAQ Stock Market, Inc. (“NASDAQ”) under the symbol “CGNT.”

Subsequent to the Merger, the Board of Directors has taken several actions to improve our corporate governance.  These actions include the approval of:

•	Revised charters for the Audit Committee, the Compensation Committee and the Governance and Nominating Committee of the Board of Directors;

•	Revised Amended and Restated Code of Ethics and Business Conduct;

•	Revised Insider Trading Policy;

•	Adoption of Corporate Governance Guidelines;

•	Adoption of a Policy Statement Regarding Director Nominations; and

•	Adoption of Director Expense Reimbursement Policy.

Corporate Governance Guidelines

On May 6, 2015, the Board of Directors, upon recommendation of the Governance and Nominating Committee, adopted Corporate Governance Guidelines. These Corporate Governance Guidelines are intended to serve as a flexible framework within which the Board of Directors may conduct its business and not as a set of legally binding obligations. These Corporate Governance Guidelines are subject to modification from time to time by the Board of Directors or the Governance and Nominating Committee. A copy of these Corporate Governance Guidelines can be found on the Corporate Governance section of our corporate website at http://ir.cogentixmedical.com. Among the topics addressed in our Corporate Governance Guidelines are:

•	Director Qualification Standards and Responsibility

•	Size of the Board of Directors

•	Board Committees

•	Board Leadership

•	Board Meetings

•	Executive Sessions of Independent Directors

•	Director Compensation

•	Conflict of Interest and Director Independence

•	Ethical Conduct and Confidentiality

Director Independence

For a director of our company to be considered independent, the director must meet the independence standards under the listing standards of NASDAQ and the Board of Directors must affirmatively determine that the director has no material relationship with us, directly, or as a partner, stockholder or officer of an organization that has a relationship with us. For example, under these standards, a director who is, or during the past three years was, employed by our company or by any parent or subsidiary of our company, other than prior employment as an interim chair or interim chief executive officer, would not be considered independent. The Board of Directors determines director independence based on an analysis of the independence requirements of the NASDAQ listing standards. In addition, the Board of Directors will consider all relevant facts and circumstances in making an independence determination. The Board also considers all commercial, industrial, banking, consulting, legal, accounting, charitable, familial or other relationships any director may have with us. The Board has determined that all of the directors, other than Mr. Kill, Mr. Pell and Mr. Zauberman, satisfy the independence standards of NASDAQ.

Board Leadership Structure

Under our current Corporate Governance Guidelines, the office of Chair of the Board and Chief Executive Officer may or may not be held by one person because at the time the Corporate Governance Guidelines were adopted the Board of Directors believed it was best not to have a fixed policy on this issue and that it should be free to make this determination based on what it believes as best under the circumstances.  However, the Board of Directors strongly endorses the concept of an independent director being in a position of leadership for the rest of the outside directors.  Under our current Corporate Governance Guidelines, if at any time the Chief Executive Officer and Chair of the Board positions are held by the same person, the Board of Directors will elect an independent director as a lead independent director. As stated in our Proposal No. 4 for the Annual Meeting, we propose that our stockholders recommend that the Board of Directors adopt a policy that the Chair of the Board of Directors shall be an independent director who is not a current or former employee of the company, and whose only nontrivial professional, familial or financial connection to the company or its Chief Executive Officer is the directorship; provided the policy should be implemented so as not to violate any existing agreement and should allow for departure under extraordinary circumstances such as the unexpected resignation of the Chair.

Robert C. Kill currently serves as our executive Chairman of the Board, and James P. Stauner currently serves as our lead independent director.  Robert C. Kill currently serves as our President, Chief Executive Officer and Corporate Secretary.

Executive Sessions

At each regular meeting of the Board of Directors, our independent directors meet in executive session with no company management or other interest directors present during a portion of the meeting.  Mr. Stauner, as our lead independent director, presides over these executive sessions and serves as a liaison between the independent directors and our Chief Executive Officer.

Board Meetings and Attendance

The Board of Directors held eight meetings during the nine-month transition period ended December 31, 2015.  All of our directors attended 75 percent or more of the aggregate meetings of the Board of Directors and all committees on which they served during the transition period.

Board Committees

The Board of Directors has three standing committees:  Audit Committee, Compensation Committee and Governance and Nominating Committee. Each of these committees has the composition and responsibilities described below. The Board of Directors from time to time may establish other committees to facilitate the management of our company and may change the composition and the responsibilities of our existing committees.  Each of our three standing committees has a charter which can be found on the on the Corporate Governance section of our corporate website at http://ir.cogentixmedical.com. The table below summarizes the current membership of each of our three standing board committees by our non-employee directors.  None of our employee directors or non-independent directors serve as a member of any of the board committees.

Director	Audit	Compensation	Governance and Nominating Committee
Kenneth H. Paulus	Chair	Chair	√
Cheryl Pegus M.D., M.P.H	—	√	√
Kevin H. Roche	√	√	Chair
James P. Stauner	√	—	—

Audit Committee

Responsibilities.  The primary responsibilities of the Audit Committee include:

•	overseeing our accounting and financial reporting processes, systems of internal control over financial reporting and disclosure controls and procedures on behalf of the Board of Directors and reporting the results or findings of its oversight activities to the Board of Directors;

•	having sole authority to appoint, retain and oversee the work of our independent registered public accounting firm and establishing the compensation to be paid to the independent registered public accounting firm;

•	establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and/or or auditing matters and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•	reviewing and pre-approving all audit services and permissible non-audit services to be performed for us by our independent registered public accounting firm as provided under the federal securities laws and rules and regulations of the SEC; and

•	overseeing our system to monitor and manage risk, and legal and ethical compliance programs, including the establishment and administration (including the grant of any waiver from) of a written code of ethics applicable to each of our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

The Audit Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.

Composition and Audit Committee Financial Expert.  The current members of the Audit Committee are Messrs. Paulus, Roche and Stauner. Through March 23, 2016, our Audit Committee consisted of Messrs. Roche, Stauner and Wehrwein. As of  March 23, 2016, Mr. Wehrwein, the former chair of the Audit Committee, resigned from the Board of Directors and all committees of the Board of Directors including the Audit Committee Chair position. On March 29, 2016, Mr. Paulus, who is currently serving as the Chair of the Compensation Committee and a member of the Governance and Nominating Committee, was appointed as the new audit committee financial expert and Chair of the Audit Committee. The Board of Directors has determined that Mr. Paulus qualifies as an “audit committee financial expert” as defined by the rules and regulations of the SEC and meets the qualifications of “financial sophistication” under the listing standards of NASDAQ. The Board of Directors believes that each of the current members of the Audit Committee has sufficient knowledge in financial and auditing matters to serve on the committee. Stockholders should understand that these designations related to the Audit Committee members’ experience and understanding with respect to certain accounting and auditing matters are disclosure requirements of the SEC and NASDAQ and do not impose upon any of them any duties, obligations or liabilities that are greater than those generally imposed on a member of the Audit Committee or of the Board of Directors.

Each current member of the Audit Committee qualifies as “independent” for purposes of membership on audit committees under the listing standards of NASDAQ and the rules and regulations of the SEC and is “financially literate” under the listing standards of NASDAQ.

Meetings.  The Audit Committee met eight times during the nine-month transition period ended December 31, 2015.

Compensation Committee

Responsibilities.  The primary responsibilities of the Compensation Committee include:

•	determining the annual salaries, incentive compensation, long-term incentive compensation, special or supplemental benefits or perquisites and any and all other compensation applicable to our Chief Executive Officer and other executive officers;

•	determining any revisions to corporate goals and objectives with respect to compensation for our chief executive officer and other executive officers and establishing and leading a process for the full Board of Directors to evaluate the performance of our Chief Executive Officer and other executive officers in light of those goals and objectives;

•	administering our equity-based compensation plans, including determining specific grants of incentive awards for executive officers and other employees under our equity-based compensation plans;

•	reviewing and discussing with our Chief Executive Officer and reporting periodically to the Board of Directors plans for executive officer development and corporate succession plans for the Chief Executive Officer and other key executive officers and employees; and

•	establishing and leading a process for determination of the compensation applicable to the non-employee directors on the Board of Directors.

The Compensation Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.

Composition.  The current members of the Compensation Committee are Messrs. Paulus and Roche and Dr. Pegus. Through March 23, 2016, our Compensation Committee consisted of Dr. Pegus and Messrs. Paulus and Wehrwein. Mr. Paulus is the chair of the Compensation Committee.  Each of the three current members of the Compensation Committee is an “independent director” under the listing standards of NASDAQ and a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

Meetings.  The Compensation Committee met three times and acted once by written consent resolutions during the nine-month transition period ended December 31, 2015.

Processes and Procedures for Consideration and Determination of Executive Compensation.  As described above, the Compensation Committee has authority to determine all compensation applicable to our executive officers.  In setting executive compensation for our executive officers, the Compensation Committee considers the following primary factors: each executive’s position within the company and the level of responsibility; the ability of the executive to affect key business initiatives; the executive’s individual experience and qualifications; compensation paid to executives of comparable positions by companies similar to our company; company and individual performance; the executive’s current and historical compensation levels; and input from the Compensation Committee’s independent consulting firm, if any.

The Compensation Committee meets in executive session regularly and makes all executive compensation decisions without the presence of the Chief Executive Officer or any executive or employee of our company. The Compensation Committee may invite members of management and outside advisors to participate in Compensation Committee meetings to provide financial or other information useful to the performance of its responsibilities. While the Committee did not utilize the services of a compensation consultant in 2015, the former Uroplasty Compensation Committee engaged and utilized the services of a compensation consultant in 2014. The former Vision-Sciences Compensation Committee did not utilize the services of any compensation consultants during the preceding three fiscal years.

Processes and Procedures for Consideration and Determination of Director Compensation.  The Board of Directors has delegated to the Compensation Committee the responsibility, among other things, to establish and lead a process for determination of compensation payable to our non-employee directors.  The Compensation Committee makes recommendations regarding compensation payable to our non-employee directors to the entire Board of Directors, which then makes the final decisions.

Governance and Nominating Committee

Responsibilities.  The primary responsibilities of the Governance and Nominating Committee are:

•	overseeing all aspects of corporate governance, including acting as an independent committee evaluating transactions between our company on the one hand and the members of the Board of Directors or officers on the other;

•	identifying individuals qualified to become members of the Board of Directors;

•	recommending director nominees for each annual meeting of our stockholders and director nominees to fill any vacancies that may occur between meetings of stockholders;

•	being aware of best practices in corporate governance and developing and recommending to the Board of Directors a set of corporate governance standards to govern the Board of Directors, its committees, our company and our employees in the conduct of our business and affairs; and

•	developing and overseeing a Board and Board committee evaluation process.

When reviewing related party transactions, the Governance and Nominating Committee considers all relevant facts and circumstances, including:

•	the commercial reasonableness of the terms;

•	the benefit and perceived benefits, or lack thereof, to our company;

•	opportunity costs of alternate transactions; and

•	the materiality and character of the related person’s interest, and the actual or apparent conflict of interest of the related person.

The Governance and Nominating Committee only approves or ratifies a related party transaction when it determines that, upon consideration of all relevant information, the transaction is in, or is not inconsistent with, the best interests of our company and stockholders. No related party transactions will be consummated without the approval or ratification of our Governance and Nominating Committee and the disinterested members of the Board of Directors.  It is our policy that directors interested in a related party transaction will recuse themselves from any vote relating to a related party transaction in which they have an interest.

The Governance and Nominating Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.

Composition.  The current members of the Governance and Nominating Committee are Dr. Pegus and Messrs. Paulus and Roche.  Mr. Roche is the chair of the Governance and Nominating Committee.  Each of the three current members of the Governance and Nominating Committee is an “independent director” within the meaning of the listing standards of NASDAQ.

Meetings.  The Governance and Nominating Committee met two times during the nine-month transition period ended December 31, 2015.

Director Nominations Process

On May 6, 2015, the Board of Directors, upon recommendation of the Governance and Nominating Committee, adopted our company’s Policy Statement regarding Director Nominations (“Director Nominating Policy”). A copy of the Director Nominating Policy can be found on the Corporate Governance section of our corporate website at http://ir.cogentixmedical.com. The Governance and Nominating Committee is responsible for identifying, reviewing, and recommending to the Board of Directors director nominees.

It is the Governance and Nominating Committee’s policy to consider director candidates recommended by our stockholders.  It is further the committee’s policy to apply the same criteria in reviewing candidates proposed by stockholders as it employs in reviewing candidates proposed by any other source. Under the Director Nominating Policy, the Governance and Nominating Committee considers, among other factors, age, personal qualities, experience, independence, commitment, antitrust considerations, willingness to serve, professional skills and background, diversity and corporate directorships for reviewing and recommending director candidates for election. And these qualifications may change significantly during the course of a year, depending on changes in the Board of Directors and our company’s business needs and environment.

The Governance and Nominating Committee will conduct periodic assessments of the overall composition of the Board of Directors in light of our company’s current and expected business needs and structure and, as a result of such assessments, the committee may establish specific qualifications that it will seek in director candidates. In light of such assessments, the committee may seek to identify new director candidates who possess (i) the specific qualifications established by the committee and (ii) who satisfy the other requirements for the Board of Directors and committee membership as set forth in our company’s certificate of incorporation and bylaws and other relevant policies.

On an annual basis, the Governance and Nominating Committee also reviews incumbent candidates for re-nomination to the Board of Directors.  This review involves an analysis of whether the directors satisfy applicable regulatory requirements for service on the Board of Directors and its committees (including qualifying as independent), evaluating the past performance of directors in light of the criteria set forth in the Director Nominating Policy, the input of other directors regarding the performance of the directors seeking re-nomination and considering the overall composition of the Board of Directors in light of our company’s current and expected future business needs and structure.

The Governance and Nominating Committee then annually recommends a slate of candidates to be considered by the Board of Directors and to be submitted for approval to our stockholders at our annual stockholders meeting.  This slate of candidates may include both incumbent and new directors.  In addition, apart from this annual process, the committee may, in accordance with our governing documents, recommend that the Board of Directors elect new members of the Board of Directors who will serve until the next annual stockholders meeting.

Board Oversight of Risk

The Board of Directors as a whole has responsibility for risk oversight, with more in-depth reviews of certain areas of risk being conducted by the relevant Board committees that report on their deliberations to the full Board of Directors.  The oversight responsibility of the Board and its committees is enabled by management reporting processes that are designed to provide information to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies.  The areas of risk that we focus on include regulatory, operational, financial (accounting, credit, liquidity and tax), legal, compensation, competitive, health, safety and environment, economic, political and reputational risks.

The standing committees of the Board of Directors oversee risks associated with their respective principal areas of focus.  The Audit Committee’s role includes a particular focus on the qualitative aspects of financial reporting to stockholders, on our processes for the management of business and financial risk, our financial reporting obligations and for compliance with significant applicable legal, ethical and regulatory requirements.  The Audit Committee, along with management, is also responsible for developing and participating in a process for review of important financial and operating topics that present potential significant risk to our company.  The Compensation Committee is responsible for overseeing risks and exposures associated with our compensation programs and arrangements, including our executive and director compensation programs and arrangements, and management succession planning.  The Governance and Nominating Committee oversees risks relating to our corporate governance matters and policies and director succession planning.

We recognize that a fundamental part of risk management is understanding not only the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for our company.  The involvement of the full Board of Directors in setting our business strategy is a key part of the Board’s assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for our company.

We believe our current Board leadership structure is appropriate and helps ensure proper risk oversight for our company for a number of reasons, including: (1) general risk oversight by the full Board of Directors in connection with its role in reviewing our key long-term and short-term business strategies and monitoring on an on-going basis the implementation of our key business strategies; (2) more detailed oversight by our standing Board committees that are currently comprised of and chaired by our independent directors, and (3) the focus of our Chair of the Board on allocating appropriate Board agenda time for discussion regarding the implementation of our key business strategies and specifically risk management.

Code of Ethics and Business Conduct

On May 6, 2015, the Board of Directors adopted our Amended and Restated Code of Ethics and Business Conduct, which applies to all of our directors, executive officers, and other employees, and meets the requirements of the SEC.  A copy of our Code of Ethics and Business Conduct is available on the Corporate Governance section of our corporate website at http://ir.cogentixmedical.com. We intend to disclose any future amendments to our Amended and Restated Code of Ethics, or waivers granted to our executive officers from a provision to the Amended and Restated Code of Ethics, on our website.

Audit Committee Report

This report is furnished by the Audit Committee of the Board of Directors with respect to our financial statements for the nine-month transition period ended December 31, 2015.

One of the purposes of the Audit Committee is to oversee our accounting and financial reporting processes and the audit of our annual financial statements.  Our management is responsible for the preparation and presentation of complete and accurate financial statements.  Our independent registered public accounting firm, Grant Thornton, is responsible for performing an independent audit of our financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report on their audit.

In performing its oversight role, the Audit Committee has reviewed and discussed our audited financial statements for the year ended March 31, 2015 with our management.  Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles.  The Audit Committee has discussed with Grant Thornton, our independent registered public accounting firm, the matters required to be discussed under Public Company Accounting Oversight Board standards.  The Audit Committee has received the written disclosures and the letter from Grant Thornton required by the applicable requirements of the Public Company Accounting Oversight Board regarding communications with audit committees concerning independence.  The Audit Committee has discussed with Grant Thornton its independence and concluded that the independent registered public accounting firm is independent from our company and our management.

Based on the review and discussions of the Audit Committee described above, the Audit Committee recommended to the Board of Directors that our audited financial statements for the nine-month transition period ended December 31, 2015 be included in our transition report on Form 10-KT for the transition period for filing with the Securities and Exchange Commission.

This report is dated as of March 29, 2016.

Audit Committee
Kevin H. Roche
James P. Stauner

Policy Regarding Director Attendance at Annual Meetings of Stockholders

Although it is not a policy of the Board of Directors, all members of the Board of Directors are expected to attend our annual meeting of stockholders, if their schedules permit. All members of the Board of Directors except for Mr. Lewis C. Pell attended our 2015 Annual Meeting of Stockholders.

Process Regarding Stockholder Communications

Stockholders may communicate with the Board of Directors or any one particular director by sending correspondence, addressed to our Corporate Secretary, Cogentix Medical, Inc., 5420 Feltl Road, Minnetonka, Minnesota 55343, with an instruction to forward the communication to the Board of Directors or one or more particular directors.  Our Corporate Secretary will forward promptly all such stockholder communications to the Board of Directors or the one or more particular directors, with the exception of any advertisements, solicitations for periodical or other subscriptions and other similar communications.

Nominations of directors by stockholders will be considered and reviewed by the Governance and Nominating Committee, which will determine whether these nominations should be presented to the Board of Directors. Candidates are required to have the minimum qualifications that the Governance and Nominating Committee uses in its director recommendations.

According to the Director Nominating Policy, a stockholder (or group of stockholders) wishing to submit a nominating recommendation for an annual meeting of stockholders must ensure that it is received by our company not later than 120 calendar days prior to the first anniversary of the date of the proxy statement for the prior annual meeting of stockholders. In the event that the date of the annual meeting of stockholders for the current year is more than 30 days following the first anniversary date of the annual meeting of stockholders for the prior year, the submission of a recommendation will be considered timely if it is submitted a reasonable time in advance of the mailing of our company’s proxy statement for the annual meeting of stockholders for the current year. In notifying the Governance and Nominating Committee, the nominating stockholder should provide certain information to the committee by correspondence addressed to our Corporate Secretary at the mailing address provided above.

DIRECTOR COMPENSATION

Overview of Director Compensation Program

As described in more detail under the heading “Corporate Governance—Compensation Committee—Responsibilities,” the Board of Directors has delegated to the Compensation Committee the responsibility, among other things, to establish and lead a process for the determination of compensation payable to our non-employee directors.  The Compensation Committee makes recommendations regarding compensation payable to our non-employee directors to the entire Board of Directors, which then makes final decisions regarding such compensation.

Cash Compensation

The cash compensation paid to our non-employee directors for the transition period ended December 31, 2015 consisted of the following:

Description	Annual Cash Retainer(1)
Non-employee Director (other than Chairman)	$24,000
Audit Committee Chair	$8,000
Audit Committee Member	$5,000
Nominating/Governance Committee Chair	$3,500
Nominating/Governance Committee Member	$2,000
Compensation Committee Member	$4,000
Chairman	$12,000

(1) The annual cash retainers are paid quarterly installments at the end of each quarter. Mr. Paulus has decided not to receive any cash compensation from June 1, 2015 to December 31, 2015.

Equity-Based Incentive Compensation

In addition to cash compensation, during the transition period ended December 31, 2015, each of our non-employee directors received equity-based incentive compensation in the form of a grant of restricted stock awards upon the date of annual meeting of stockholders with the underlying shares vesting one year from the date of the grant.  See the Director Compensation Table under the heading “—Summary Director Compensation Table for Transition Period Ended December 31, 2015” for a summary of all options to purchase shares of our common stock held by our non-employee directors as of December 31, 2015.

In June 2013, the Compensation Committee recommended, and the Board of Directors approved an increase in the number of shares of restricted stock granted to each non-employee director annually to 25,000 shares for each non-employee director identified below, that took effect at the 2013 annual meeting of stockholders. At the same time, the Compensation Committee recommended, and the Board of Directors approved the future designation of a “lead independent director” on the Board who, if appointed, would receive annually an additional 15,000 shares of restricted stock in recognition of the additional responsibilities associated with this position. Until the Merger, Dr. Cheryl Pegus served as the lead independent director.

Summary Director Compensation Table for Transition Period Ended December 31, 2015

The table below provides summary information concerning the compensation of each individual who served as a director of Cogentix during the transition period ended December 31, 2015, other than Robert C. Kill, our current President, Chief Executive Officer and Chairman of the Board of Directors. Our compensation to Mr. Kill is described later in this proxy statement under the heading “Executive Compensation.”

DIRECTOR COMPENSATION – Transition Period Ended December 31, 2015

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All other Compensation ($)	Total ($)
Kenneth H. Paulus(3)	$8,750	$35,011	$—	$—	$43,761
Dr. Cheryl Pegus	30,000	35,011	—	—	65,011
Lewis C. Pell(4)	—	35,011	—	—	35,011
Kevin H. Roche	34,500	35,011	—	—	69,511
Sven A. Wehrwein	41,000	35,011	—	—	76,011
James P. Stauner	41,000	35,011	—	—	76,011
Howard Zauberman	24,000	35,011			59,011

(1)	Amounts reported in the “Stock Awards” column represent the aggregate grant date fair value for restricted stock awards granted to each director in the transition period computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The grant date fair value is determined based on the fair value of our common stock at the date of the grant.

(2)	No option awards were granted to our non-employee directors during the transition period.

(3)	Mr. Paulus has decided not to receive any cash compensation from June 1, 2015 to December 31, 2015.

(4)	Mr. Pell did not receive any compensation for his services as a member of the Board of Directors of our company during the transition period. However, Mr. Pell received approximately $6,510 in cash as a salary for his service as an employee of our company during the transition period and also received service of driver and secretarial support for which our company paid approximately $7,900 and $9,960 in cash, respectively, during the transition period.

EXECUTIVE COMPENSATION

Overview – Compensation Objectives and Philosophy

We set the level of compensation for our executive officers to attract and retain managers capable of accommodating rapid growth. With the transition of our executive officers in connection with the closing of the Merger, the compensation decisions of the Board of Directors will emphasize recruitment and retention of the new executive team. Our compensation disclosure in this proxy statement that covers the transition period ended December 31, 2015 relates to Uroplasty’s compensation philosophy and practices that we had followed since the Merger.

Compensation Philosophy. The compensation we provide to our executive officers is designed both to attract and retain high quality executives to advance our business, and to provide both short-term and long-term incentives to those executives to enhance our performance. To that end, executive compensation consists of three primary elements: salary, long-term equity interest and a cash bonus opportunity based on annual individual and corporate performance. Although we set the level of compensation for our executives by reference to competitive compensation in a peer group of smaller, public medical device companies, we also adjust our executive compensation to attract and retain managers capable of accommodating rapid growth. With the transition of executives since the Merger, the Board’s compensation decisions have emphasized recruitment and retention of the new executive team.

Role of the Compensation Committee. The Compensation Committee is responsible for establishing and administering compensation for our executive officers, including our Chief Executive Officer, and exercising oversight of compensation practices for all employees, including strategies for attracting, developing and motivating employees. Each of the members of the Compensation Committee is an “independent director” under the listing standards of NASDAQ and a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.  The Compensation Committee has authority to determine all compensation applicable to our executive officers.

Objectives of Our Executive Compensation Programs. Our compensation programs for our executive officers are designed to achieve the following primary objectives:

●	focus executive behavior on achievement of our annual and long-term objectives and strategy;

●	provide a competitive compensation package that enables us to attract and retain, on a long-term basis, talented executives;

●	provide a total compensation structure that the Compensation Committee believes is at least comparable with similarly-sized companies in the life sciences industry for which we would compete for talent and which consists of a mix of base salary, equity and cash incentives; and

●	align the interests of management and stockholders by providing management with long-term incentives through equity ownership.

Accordingly, the Compensation Committee of our company also considers the following additional factors in designing our executive compensation program to further promote and achieve our compensation objectives:

●	each executive’s position within the company and the level of responsibility;

●	the ability of the executive to affect key business initiatives;

●	the executive’s individual experience and qualifications;

●	company and individual performance; and

●	the executive’s current and historical compensation levels.

The Compensation Committee of our company will (i) meet to discuss the executive compensation plan for the upcoming fiscal year in the fourth fiscal quarter of each fiscal year, (ii) retain the assistance of a compensation consultant to the extent it believes advisable, and (iii) then formally establish and approve the executive compensation plan prior to the first regular meeting of the Board of Directors during the fiscal year to which the plan will apply. The Compensation Committee will receive input on the proposed plan from the Chief Executive Officer with respect to the proposed operating plan for the following fiscal year. The Chief Executive Officer will participate in the Compensation Committee’s discussions regarding the compensation of executives, except his own compensation. The Chief Executive Officer will not participate in the approval of his own compensation. All compensation decisions made by the Compensation Committee will be discussed with the full Board, normally at the first regularly scheduled Board meeting during the fiscal year to which the plan applies.

Elements of Executive Compensation Program

Our executive compensation program consists of three primary elements: salary, long-term equity interest, and a cash bonus opportunity based on both corporate and individual performance. All of our executive officers are also eligible for certain benefits offered to employees generally including: life, health, disability and dental insurance, as well as participation in our 401(k) plan.

It has been the practice of our Compensation Committee to recalibrate the executive compensation plan to market by obtaining a review of the plan from an independent compensation advisor approximately every other year.  During the transition period ended December 31, 2015, our Compensation Committee did not engage any independent compensation consultant to assist in reformulating executive compensation.  Our company currently plans to engage an independent compensation consultant to assist in reformulating executive compensation in the second half of this year.

Base Salary. Base salary is an important element of our executive compensation program as it provides executives with a fixed, regular, non-contingent earnings stream to support annual living and other expenses. The Compensation Committee’s determination of the base salary of each of our named executive officers, including the Chief Executive Officer, are based on a number of factors, including the executive officer’s experience and past performance, the level of skill and responsibility required by the executive’s position and his or her qualifications for the position. As described above, the Compensation Committee also considers competitive salary information gathered through comparative surveys pertaining to data specific to a peer group of public companies of comparable size and in the medical device industry.

In general, the Compensation Committee reviews named executive officer base salary on an annual basis, and seeks to set executive officer base salary at competitive levels in relation to the companies with which our company believes it competes for executives.

During the transition period ended December 31, 2015, base salary levels established for our named executive officers were set as follows:

Name	Salary ($)	% increase from prior year
Rob Kill	$500,000	N/A
Brett Reynolds	260,000	N/A
Darin Hammers	260,000	N/A

Each of our named executive officers joined our company as of March 31, 2015, the effective date of the Merger. In determining their starting salaries, the Compensation Committee reviewed the factors noted above in addition to factoring in the skills, qualifications and experiences desired to attain the future strategic objectives and growth the company wants to achieve. In December 2015, Mr. Kill recommended for the third consecutive fiscal year that his base salary and target bonus remain unchanged in the upcoming fiscal year.

Performance Based Compensation.  In its fiscal 2015, Uroplasty provided its named executive officers with the opportunity to earn short-term cash incentive compensation through its Management Incentive Plan (“MIP”).  The MIP is designed to provide a direct financial incentive to Uroplasty’s key management, including the named executive officers, for the achievement of, or surpassing, specific company performance goals. The MIP for the fiscal 2015 was based on both company and individual performance goals.  The MIP for the fiscal 2015 was funded based upon achieving consolidated company revenue growth.  The MIP for the fiscal 2015 would fund at 100% of an individual executive officer’s target bonus if Uroplasty’s fiscal 2015 revenue exceeded fiscal 2014 revenue by 10%.  The MIP for the fiscal 2015 began to fund at 10% of an individual’s target bonus at 1% total revenue growth in fiscal 2015 and maximum plan funding was at 200% of target bonus at 21% total revenue growth.  Fiscal 2015 revenue growth, on a constant currency basis, was 9.3% over fiscal 2014 and resulted in bonus funding of 97.5% of target.  Each Uroplasty officer had been assigned individual performance goals.  Each individual executive officer’s incentive compensation is based upon the percentage by which the executive officer has achieved individual performance objectives, multiplied by the percentage achievement of the revenue growth objectives, and multiplied by the targeted percentage of salary assigned to the executive officer. With the successful closing of the Merger with Vision-Sciences on March 31, 2015, each former executive officer of Uroplasty was deemed to have met his individual performance goals. As a result, in April 2015, Messrs. Kill, Reynolds and Hammers were paid bonuses under the MIP for the fiscal 2015 in the amounts of $390,000, $101,400 and $101,400, respectively.

In April 2015, prior to our fiscal year change, the Compensation Committee of Cogentix approved the MIP for the then fiscal 2016 (to end March 31, 2016).  The MIP for the then fiscal 2016 for executive officers was based upon:

●	Achievement of revenue objectives for the products of the former Vision-Sciences (50%)

●	Achievement of revenue objectives for the products of the former Uroplasty (25%)

●	Achievement of individual performance objectives (25%)

The MIP for the then fiscal 2016 for executive officers, as further described below, was adjusted in December 2015 to reflect the fiscal year change on a pro-rated basis for the nine-month transition period.

For the revenue objective for the products of the former Vision-Sciences, the MIP for the then fiscal 2016 would pay at 100% of target bonus for this objective if the then fiscal 2016 revenue from products of former Vision-Sciences exceeds fiscal 2015 revenue from the comparable products by 18.7%.  The MIP for fiscal 2016 starts to fund at 25% of target bonus at 10% revenue growth in the then fiscal 2016, and maximum plan funding is 200% of target bonus at 24.7% revenue growth.

For the revenue objective for the products of the former Uroplasty, the MIP for fiscal 2016 would pay at 100% of target bonus for this objective if fiscal 2016 revenue from the products of the former Uroplasty exceeds fiscal 2015 revenue from the comparable products by 5.9%.  The MIP for fiscal 2016 starts to fund at 50% of target bonus when the then fiscal 2016 revenue exceeds fiscal 2015, revenue and maximum plan funding is 200% of target bonus at 11.2% revenue growth.

For our new fiscal 2016 ending December 31, 2016, the Compensation Committee determined that Adjusted EBITDA should be used for the bonus calculation and our company must achieve a minimum $0 of Adjusted EBITDA before eligibility of bonus payout for participants, which also includes a ceiling set at 200% of target performance. The bonus formula would be based on pool funding that is driven by our company performance but payout will be linked to individual performance.

The following table describes potential bonus opportunity for each of our named executive officers under the MIP for our new fiscal 2016 ending December 31, 2016 as represented by both the percentage of base salary of each such officer and the dollar amount.

Name	Target FY 2016 Bonus Opportunity as % of Base Salary	Target FY 2016 Bonus Opportunity
Mr. Kill	80%	$400,000
Mr. Hammers	50%	$150,000

Long-Term Incentive Compensation.  In April 2015, the Compensation Committee reviewed equity compensation to our executive officers. Based upon a review of total compensation and equity compensation for the then fiscal 2016, the Compensation Committee granted restricted stock and stock options to certain members of management, including our executive officers.  Effective as of April 27, 2015, 200,000 shares of restricted stock and 200,000 stock options were granted to Mr. Kill. Mr. Reynolds received 30,000 shares of restricted stock and 70,000 stock options. Mr. Hammers received 50,000 shares of restricted stock and 100,000 stock options.  The restricted stock will vest over a three year period, with one-third vesting on each of April 27, 2016, 2017 and 2018.  The options have a seven-year term and vest over a three year period, with one-third vesting on each of April 27, 2016, 2017 and 2018.  The exercise price of the stock options is $1.64, the closing stock price of the company on April 27, 2015.

Other Elements of Compensation.  Executive officers also participated in various medical, dental, life, and disability benefit programs that were generally made available to all employees for our transition period ended December 31, 2015. Except as noted in the “Summary Compensation Table for Transition Period Ended December 31, 2015” below, we did not provide perquisites to our executive officers other than those available to all employees generally for our transition period ended December 31, 2015.

Summary Compensation Table for Transition Period Ended December 31, 2015

The table below provides summary compensation information concerning all compensation awarded to, earned by or paid to the individuals that served as (i) our principal executive officers during the transition period ended December 31, 2015 and fiscal years ended March 31, 2015 and March 31, 2014, respectively, regardless of compensation level, and (ii) our two most highly compensated executive officers other than our principal executive officer, who were serving at the end of the transition period ended December 31, 2015, and two additional individuals for whom disclosure would have been provided pursuant to the applicable regulations under the Exchange Act but for the fact that the individuals were not serving as executive officers of our company at the end of the transition period ended December 31, 2015.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non- Equity Incentive Plan Compen- sation ($)	All Other Compen- sation ($)		Total ($)

Robert C. Kill(3)

President, Chief Executive	Transition	375,000	367,050	328,000	160,073	—	5,243		1,235,366
Officer, Chairman of the	FY 2015	—	—		—	—	—		—
Board and Corporate
Secretary

Brett A. Reynolds(3)

Former Senior Vice	Transition	195,000	93,971	49,200	56,025	—	4,408		398,604
President, Chief Financial	FY 2015	—	—	—	—	—	—		—
Officer and Corporate
Secretary

Darin Hammers(3)

Chief Operating Officer	Transition	195,000	95,433	82,000	80,036	—	708		453,177
	FY 2015	—	—	—	—	—	—		—

Howard I. Zauberman	Transition	—	—	—	—	—	—		—
	FY 2015	250,000	—	100,000	252,018	—	—		602,018
Former President and	FY 2014	210,923	—	—	358,045	—	21,918	(5)	590,886
Chief Executive Officer

Mark Landman(4)	Transition	—	—	—	—	—	—		—
	FY 2015	170,000	—	51,000	—	—	—		221,000
Vice President, Disposable	FY 2014	170,000	—	—	—	—	—		170,000
Operations

Jitendra Patel(4)	Transition	—	—	—	—	—	—		—
	FY 2015	155,000	—	46,500	—	—	4,500	(6)	206,000
Vice President, Industrial	FY 2014	155,000	—	—	—	—	4,500		159,500
Division

(1)	Amounts reported in the “Stock Awards” column represent the aggregate grant date fair value for restricted stock awards granted to each executive officer computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The grant date fair value is determined based on the fair value of our common stock at the date of the grant.

(2)	Represents the aggregate grant date fair value for option awards granted to each named executive officer computed in accordance with FASB ASC Topic 718. Details of the assumptions used in valuing these awards are set forth in Note 5 to our audited financial statements included in our transition report on Form 10-KT for the transition period ended December 31, 2015.

(3)	Mr. Kill became the President, Chief Executive Officer and Chairman of the Board of our company upon the closing of the Merger. Mr. Reynolds became the Senior Vice President, Chief Financial Officer and Corporate Secretary of our company upon the closing of the Merger and later resigned as of January 28, 2016. Mr. Hammers became the Senior Vice President of Global Sales and Marketing of our company upon the closing of the Merger and was later promoted to the Chief Operating Officer of our company as of January 4, 2016. Messrs. Kill, Reynolds and Hammers were the only executive officers of our company at the end of the transition period ended December 31, 2015. The following table summarizes the compensation earned or paid to Messrs. Kill, Reynolds and Hammers by Uroplasty for the fiscal year ending March 31, 2015.

Name and Principal Position	Year	Salary ($)	Bonus ($)(i)	Stock Awards ($)(ii)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation ($)	All Other Compen- sation ($)(iii)	Total ($)

Robert C. Kill
President, Chief Executive Officer, Chairman of the Board and Corporate Secretary	FY 2015	500,000	390,000	463,871	-	-	46,010	1,399,881

Brett A. Reynolds
Former Senior Vice President, Chief Financial Officer and Corporate Secretary	FY 2015	260,000	101,400	248,502	-	-	9,386	619,288

Darin Hammers
Chief Operating Officer	FY 2015	260,000	101,400	248,502	-	-	8,457	618,359

(i)	Represents cash bonuses earned under our management incentive plan for the fiscal 2015.

(ii)	Represents the grant date value of restricted stock. On April 21, 2014, Mr. Kill, Mr. Reynolds and Mr. Hammers were granted 101,726, 54,496 and 54,496 shares respectively.

(iii)	Represents employer discretionary 401(k) contributions. All other perquisites and benefits for each named executive officer were less than $10,000 in the fiscal year reported, except for Mr. Kill who received $36,000 of stipend from the company in June 2014 to pay the premium for his personal disability insurance policies.

(4)	Each of Messrs. Landman and Patel served as an executive officer of our company during the fiscal 2015 ended March 31, 2015, but was not an executive officer at the end of the fiscal 2015 or at the end of the transition period ended December 31, 2015.

(5)	Consists of payment for his strategic advisory consulting services provided to us before Mr. Zauberman was hired as our interim CEO on May 13, 2013.

(6)	Consists of automobile allowance.

Outstanding Equity Awards at the End of Transition Period

The table below provides information regarding unexercised stock option awards held by each of our named executive officers that remained outstanding at December 31, 2015.

OUTSTANDING EQUITY AWARDS – DECEMBER 31, 2015

		Option Awards				Restricted Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of shares that have not vested (#)	Market value of shares that have not vested(1) ($)
Robert Kill(2)	12/6/2010	3,560	-	7.24	12/5/2017	-	-
9/14/2011		3,978	-	6.65	9/13/2018	-	-
9/12/2012		5,104	-	5.18	9/12/2019	-	-
7/23/2013		339,089	169,545	3.23	7/22/2020	-	-
4/21/2014		-	-	-	-	67,817	87,483.93
4/27/2015		-	200,000	1.64	4/27/2025	200,000	258,000.00
Brett Reynolds(2)	8/12/2013	48,441	12,110	4.09	-	12,110	15,621.90
4/21/2014		-	-	-	-	36,331	46,866.99
4/27/2015		-	70,000	1.64	4/27/2025	30,000	38,700.00
Darin Hammers(2)	2/11/2013	72,662	-	3.62	2/10/2020	-	-
8/12/2013		-	-	-	-	12,110	15,621.90
4/21/2014		-	-	-	-	36,331	46,866.99
4/27/2015		-	100,000	1.64	4/27/2025	50,000	64,500.00
Howard Zauberman(3)	5/13/2013	49,999	-	5.40	3/30/2018	-	-
8/9/2013		20,000	-	4.70	3/30/2018	-	-
11/8/2013		20,000	-	4.50	3/30/2018	-	-
2/7/2014		20,000	-	6.20	3/30/2018	-	-
5/8/2014		20,000	-	5.20	3/30/2018	-	-
8/6/2014		20,000	-	4.85	3/30/2018	-	-
11/4/2014		20,000	-	5.10	3/30/2018	-	-
2/2/2015		20,000	-	2.70	3/30/2018	-	-
Mark Landman(3)	7/25/2005	4,000	-	10.25	7/25/2015	-	-
3/31/2006		3,000	-	8.75	3/31/2016	-	-
4/4/2007		2,250	-	5.50	4/4/2017	-	-
5/29/2008		5,000	-	24.40	5/29/2018	-	-
4/1/2009		1,526	-	6.40	4/1/2019	-	-
8/18/2009		15,000	-	4.90	8/18/2019	-	-
2/1/2011		500	-	7.85	2/1/2021	-	-
11/7/2011		10,000	-	11.45	11/7/2021	-	-
11/26/2012		6,000	-	5.50	11/26/2022	-	-
Jitendra Patel(3)	7/25/2005	2,000	-	10.25	7/25/2015	-	-
3/31/2006		2,000	-	8.75	3/31/2016	-	-
8/8/2007		2,000	-	6.35	8/8/2017	-	-
5/29/2008		14,999	-	24.40	5/29/2018	-	-
4/1/2009		1,314	-	6.40	4/1/2019	-	-
10/15/2009		8,000	-	7.10	10/15/2019	-	-
4/15/2010		8,499	-	4.85	4/5/2020	-	-

(1)	Calculated as the number of restricted stock awards that have not vested multiplied by the closing stock price on 12/31/2015 of $1.29.

(2)	Messrs. Kill, Reynolds and Hammers were the only executive officers of our company at the end of the transition period ended December 31, 2015.

(3)	Each of Messrs. Zauberman, Landman and Patel served as an executive officer of our company during our fiscal 2015 ended March 31, 2015, but each of them was not an executive officer at the end of our fiscal 2015 or at the end of the transition period ended December 31, 2015.

Post-Termination Severance and Change in Control Arrangements

As described under the heading “—Employment and Other Agreements,” we have entered into employment agreements with certain of our executive officers that provide for certain severance and change of control benefits.  The following table illustrates the potential payments payable upon termination of each of Messrs. Kill and Hammers, those of our named executive officers who are employed by our company and serving as executive officers on the date of this proxy statement, under various scenarios triggering benefits under the employment agreements and Uroplasty’s 2006 Amended Stock and Incentive Plan, as assumed by our company. For calculation purposes, an effective date of termination as of January 1, 2016 is assumed.

Name	Executive Benefits and Payments	Without Cause Termination(1) ($)	Upon a Change in Control(2) ($)	Without Cause or Good Reason Termination Following a Change in Control ($)(2)
Mr. Kill	Lump Sum Payment Based on Salary	500,000	--	1,000,000
	Annual Bonus Payment(4)	400,000	--	800,000
	Acceleration of Unvested Equity Awards(3)	--	87,484	--
	Health and Welfare Benefits(5)	36,000	--	--
	Total	936,000	87,484	1,800,000

Mr. Reynolds	Lump Sum Payment Based on Salary	260,000	--	260,000
	Annual Bonus Payment(4)	104,000	--	104,000
	Acceleration of Unvested Equity Awards(3)	--	62,489	--
	Total	364,000	62,489	364,000

Mr. Hammers	Lump Sum Payment Based on Salary	260,000	--	260,000
	Annual Bonus Payment(4)	104,000	--	104,000
	Acceleration of Unvested Equity Awards(3)	--	62,489	--
	Total	364,000	62,489	364,000

(1)	“Cause” as defined in the employment agreements.

(2)	Represents amounts that would be paid pursuant to a “change in control” of our company as defined in the employment agreements.

(3)	Unvested equity awards accelerate upon a change of control of our company pursuant to Uroplasty 2006 Amended Stock and Incentive Plan. For unvested stock options the value is based on number of unvested option shares multiplied by the difference between: (a) $1.29, the closing price of a share of Cogentix Medical’s common stock underlying the unvested stock options as reported by NASDAQ on December 31, 2015; and (b) the exercise price of the options. For unvested restricted stock awards the value is based on the number of unvested restricted shares multiplied by $1.29, the closing price of a share of Cogentix Medical’s common stock as reported by NASDAQ on December 31, 2015.

(4)	Represents annual bonus payment at 100% of the executive officer’s target amount.

(5)	If the executive elects COBRA coverage under Cogentix Medical’s group health and dental plans, we will pay the excess of the executive’s COBRA premium over the amount the executive was paying as an active employee for coverage under Cogentix Medical’s group health and dental plans for up to 12 months. Life insurance coverage provided for 12 months at a cost no more than the executive paid as an active employee.

Employment and Other Agreements

Robert C. Kill, President, Chief Executive Officer, Chairman of the Board and Corporate Secretary.  Upon completion of the Merger, Mr. Kill, Uroplasty’s then chairman of the board, president and chief executive officer, became the Chairman of the Board, President and Chief Executive Officer of our company. Effective as of January 28, 2016, Mr. Kill was also appointed to serve as the Principal Financial Officer, Principal Accounting Officer and Corporate Secretary of our company.

Brett A. Reynolds, Former Senior Vice President, Chief Financial Officer and Corporate Secretary. Upon completion of the Merger, Mr. Reynolds, Uroplasty’s then Senior Vice President, Chief Financial Officer and Corporate Secretary, became Senior Vice President, Chief Financial Officer and Corporate Secretary of our company. Effective as of January 28, 2016, Mr. Reynolds resigned from all such positions.

Darin Hammers, Chief Operating Officer.  Upon completion of the Merger, Mr. Hammer, Uroplasty’s then Senior Vice President, Global Sales and Marketing, became Senior Vice President, Global Sales and Marketing of our company. Effective as of January 4, 2016, Mr. Hammers was promoted to serve as the Chief Operating Officer of our company.

Howard I. Zauberman, Former President and Chief Executive Officer.  Effective upon completion of the Merger, Mr. Zauberman resigned as the President and Chief Executive Officer of our company.  As per Mr. Zauberman’s employment agreement, our company paid Mr. Zauberman the aggregate amount of $125,000 shortly after completion of the Merger.

Uroplasty had employment agreements with each of Messrs. Kill, Reynolds and Hammers. Our company assumed these employment agreements in connection with the closing of the Merger as of March 31, 2015. Among other things, such employment agreements require our company to provide compensation to Messrs. Kill, Reynolds and Hammers upon their termination without cause, upon a change in control of our company and upon termination without cause or for good reason following a change in control of our company. Contemporaneously with the execution of the employment agreement, each Uroplasty executive officer executed an Employee Confidentiality, Inventions, Non-Solicitation and Non-Compete Agreement, under which the named executive officer agreed not to disclose confidential information, to assign to our company without charge all intellectual property relating to its business which is created or conceived during the term of employment, to not encourage employees to leave employment for any reason and to not compete with us during the term of employment and for a period of 12 to 18 months thereafter.

RELATED PERSON RELATIONSHIPS AND TRANSACTIONS

Overview

The Governance and Nominating Committee reviews related party transactions and only approves or ratifies a related party transaction when it determines that, upon consideration of all relevant information, the transaction is in, or is not inconsistent with, the best interests of our company and its stockholders. Our policy with respect to transactions in which any of its directors or officers may have an interest, requires that such transaction (i) be on terms no less favorable to our company than could be obtained from unaffiliated third parties and (ii) be approved by the Governance and Nominating Committee and a majority of the uninterested, outside members of the Board of Directors. It is our policy that directors interested in a related party transaction will recuse themselves from any vote relating to a related party transaction in which they have an interest. All related party transactions in fiscal years 2014 and 2015, the transition period ended December 31, 2015, and up to the latest practicable date before the printing of this proxy statement were approved in accordance with our policy.

Pell Convertible Notes and Warrants

Concurrently with the execution of the Merger Agreement for the Merger on December 21, 2014, our company and Mr. Pell, then the Chairman of the Board of Directors of Vision, entered into amendments to all of the following convertible promissory notes and warrants held by Mr. Pell. In addition, our company and Mr. Pell agreed to terminate the existing letter agreement dated October 24, 2014, which required Mr. Pell to provide additional liquidity to our company in certain circumstances. The amendments to such convertible promissory notes and warrants held by Mr. Pell and the termination of the October 24, 2014 letter became automatically effective without further action by our company or Mr. Pell on March 31, 2015, the effective time of the Merger. The amendments to the following convertible promissory notes held by Mr. Pell extend the original maturity date of each note from the fifth anniversary of their respective issuance dates to the fifth anniversary of the effective date of the Merger or an earlier change of control (as defined in the amendments). The amended convertible promissory notes may be subordinated to loans incurred by our company to finance certain strategic initiatives, in each case as reasonably approved by Mr. Pell.

●	2012 Note – On September 19, 2012, our company entered into a $20.0 million revolving convertible promissory note with Mr. Pell. The 2012 note accrues annual interest, payable annually, at the rate of 0.84%. The 2012 note, as amended, must be repaid in full on or before the fifth anniversary of the effective date of the Merger or an earlier change of control (as defined in the note, as amended), but may be prepaid by our company upon 15 days’ notice to Mr. Pell, without other premium or penalty, with a combination of cash and common stock. Our company will be required to repay all amounts outstanding under the 2012 note upon an event of default, as defined in the note. The outstanding principal amount of the 2012 note, as amended, is convertible at any time prior to maturity, but not until after three years following the effective date of the Merger or, if earlier, three days prior to the record date for the declaration of any dividend or distribution on our common stock in cash or other property other than common stock, at Mr. Pell’s option, into our shares of common stock at a conversion price of $6.00 per share; provided that, regardless of the foregoing, such principal amount may be converted earlier prior to a change in control or in connection with our prepayment of the 2012 note, as amended. As of March 20, 2016, our company had $20.0 million in outstanding principal borrowings under the 2012 note, as amended. No principal or interest was paid during fiscal 2015.

●	2013 Note – On September 25, 2013, our company entered into a $3.5 million revolving convertible promissory note with Mr. Pell. The 2013 note accrues annual interest, payable annually, at the rate of 1.66%. The 2013 note, as amended, must be repaid in full on or before the fifth anniversary of the effective date of the Merger or an earlier change of control (as defined in the note, as amended), but may be prepaid by our company upon 15 days’ notice to Mr. Pell, without other premium or penalty, with a combination of cash and common stock. Our company will be required to repay all amounts outstanding under the 2013 note upon an event of default, as defined in the 2013 note. The outstanding principal amount of the 2013 note is convertible at any time prior to maturity, but not until after three years following the effective date of the Merger or, if earlier, three days prior to the record date for the declaration of any dividend or distribution on our common stock in cash or other property other than common stock, at Mr. Pell’s option, into our shares of common stock at a price of $4.45 per share; provided that, regardless of the foregoing, such principal amount may be converted earlier prior to a change in control or in connection with our prepayment of the 2013 note, as amended. As of March 20, 2016, our company had outstanding principal borrowings of $3.5 million under the 2013 note, as amended. No principal or interest was paid during fiscal 2015.

●	2014 Note – On June 16, 2014, our company entered into a $5.0 million revolving convertible promissory note with Mr. Pell. This 2014 note accrues annual interest, payable annually, at the rate of 1.91%. The 2014 note, as amended, must be repaid in full on or before the fifth anniversary of the effective date of the Merger or an earlier change of control (as defined in the note, as amended), but may be prepaid by our company upon 15 days’ notice to Mr. Pell, without other premium or penalty, with a combination of cash and common stock. Our company will be required to repay all amounts outstanding under the 2014 note upon an event of default, as defined in the 2014 note. The outstanding principal amount of the 2014 note is convertible at any time prior to maturity, but not until after three years following the effective date of the Merger or, if earlier, three days prior to the record date for the declaration of any dividend or distribution on our common stock in cash or other property other than common stock, at Mr. Pell’s option, into our shares of common stock at a price of $5.55 per share; provided that, regardless of the foregoing, such principal amount may be converted earlier prior to a change in control or in connection with our prepayment of the 2014 note, as amended. As of March 20, 2016, our company had outstanding principal borrowings of $4.99 million under the 2014 note, as amended. No principal or interest was paid during fiscal 2015.

The largest aggregate amount of all indebtedness to Mr. Pell outstanding at any time during the nine-month transition period ended December 31, 2015 was $28.48 million, and amounts payable for interest totaled $757,615 at December 31, 2015.

●	Warrants – Mr. Pell holds three warrants to purchase an aggregate of 376,123 shares of our common stock at a weighted average exercise price of $9.31 per share. The duration in which these warrants may be exercised commences on the earlier of (i) March 31, 2018 or (ii) three days prior to the record date established for the declaration of any dividend or distribution of any rights in respect to our common stock in cash or other property other than our common stock, and terminates the later of (x) the maturity of the convertible promissory notes or (y) the date the convertible promissory notes are paid in full or converted into shares. In addition, the warrants may be exercised immediately prior to a change in control (other than the Merger).

Except as set forth in this section Related Person Relationships and Transactions, none of our directors or executive officers or their associates have any substantial interest, direct or indirect, by security holdings or otherwise, in the matter proposed to be approved by the stockholders as described in this proxy statement.

OTHER MATTERS

Other Proposed Action

Because the date of the 2016 Annual Meeting has advanced by more than 30 days from the anniversary date of the company’s 2015 Annual Meeting of Stockholders, in accordance with Rule 14a-8 under the Exchange Act, the company has previously informed the stockholders of such change and a new deadline of March 28, 2016 for submission of proposals by stockholders intended to be included in the company’s 2016 proxy statement and form of proxy for its 2016 Annual Meeting. In addition, in order for any stockholder proposals submitted outside of Rule 14a-8 under the Exchange Act to be considered timely for purposes of Rule 14a-4(c) of the Exchange Act, the company has previously informed the stockholders that such proposals must be received at our principal executive offices not later than March 28, 2016.

On March 28, 2016, Mr. Lewis C. Pell submitted a notice of his intent to propose the following (the “Notice”):

1.	to amend Section 2.2 of our Amended and Restated Bylaws (the “Bylaws”) and Article XII, Section 1 of the Amended and Restated Certificate of Incorporation of the company, as amended (the “Charter”), to fix the size of the Board at eleven (11) members (“Stockholder Proposal #1”);

2.	to amend Section 2.8 of the Bylaws and Article XII, Section 7 of the Charter to allow for director removal by the stockholders without cause;

3.	to amend Section 2.9 of the Bylaws and Article XII, Section 8 of the Charter to provide that any vacancies on the Board resulting from the removal of any director by the stockholders shall be filled exclusively by the stockholders;

4.	to repeal each provision or amendment to the Bylaws adopted by the Board subsequent to July 15, 2009, which is the date of the last publicly available Bylaws, without the approval of the stockholders of the company;

5.	to repeal any action taken by the Board relating to the composition of the Board approved on or after the date of the Notice and prior to the 2016 Annual Meeting;

6.	to remove any person or persons, other than the persons elected at the 2016 Annual Meeting, elected or appointed to the Board to fill any vacancy or newly created directorship on or after the date of the Notice and prior to the 2016 Annual Meeting;

7.	to require that the Board adopt a policy, and amend the Bylaws as necessary, to require that the position of the Chair of the Board (the “Chair”) be held by an individual who does not concurrently hold the position of Chief Executive Officer of the company. This requirement shall apply prospectively so as not to violate any contractual obligation at the time this resolution is adopted;

8.	to require that the Board adopt a policy, and amend the Bylaws as necessary, to require that the positions of principal accounting officer or principal financial officer of the company be held by an individual who does not concurrently hold the position of Chief Executive Officer of the company. This requirement shall apply prospectively so as not to violate any contractual obligation at the time this resolution is adopted;

9.	to nominate Mr. Lewis C. Pell to serve as a Class I director for a term ending at the 2019 Annual Meeting of Stockholders of the company (or earlier upon his death, retirement, resignation or removal) or until his respective successor is elected and qualified;

10.	to nominate Mr. Howard I. Zauberman to serve as a Class I director for a term ending at the 2019 Annual Meeting of Stockholders of the company (or earlier upon his death, retirement, resignation or removal) or until his respective successor is elected and qualified;

11.	to nominate Mr. James A. D’Orta to serve as a Class I director for a term ending at the 2019 Annual Meeting of Stockholders of the company (or earlier upon his death, retirement, resignation or removal) or until his respective successor is elected and qualified;

12.	to nominate, if Stockholder Proposal #1 is approved, an individual to be identified by Mr. Pell at a later date, to serve as an independent Class I director for a term ending at the 2019 Annual Meeting of Stockholders of the company (or earlier upon his or her death, retirement, resignation or removal) or until his or her respective successor is elected and qualified;

13.	to nominate, if Stockholder Proposal #1 is approved, an individual to be identified by Mr. Pell at a later date, to serve as an independent Class III director for a term ending at the 2018 Annual Meeting of Stockholders of the company (or earlier upon his or her death, retirement, resignation or removal) or until his or her respective successor is elected and qualified; and

14.	to nominate, if Stockholder Proposal #1 is approved, an individual to be identified by Mr. Pell at a later date, to serve as an independent Class III director for a term ending at the 2018 Annual Meeting of Stockholders of the company (or earlier upon his or her death, retirement, resignation or removal) or until his or her respective successor is elected and qualified.

Mr. Pell has not provided any supporting statements for any of his proposals in the Notice.

The majority of the Board of Directors believes that all of Mr. Pell’s proposals described above, except for proposal numbered 9, are not aligned with the interests of all stockholders.  In addition, each proposal will be evaluated in accordance with the General Corporation Law of the State of Delaware and the company’s Charter and Bylaws to determine whether they are proper matters of business to be brought before our Annual Meeting of Stockholders.

Rule 14a-4(c) under the Exchange Act provides that a stockholder, in order to prevent the company from exercising discretionary voting authority on any of his proposals, must provide certain written statement, in both his notice of such proposals to the company and his proxy materials filed under the SEC rules, that the stockholder intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the company’s voting shares required under applicable law to carry the proposal. The company has received no notice from Mr. Pell other than the Notice on March 28, 2016, and the Notice failed to include the written statement required under Rule 14a-4(c) under the Exchange Act. Therefore, based on the foregoing reasons, the Board of Directors intends to exercise discretionary voting authority on all of Mr. Pell’s proposals described above as follows:

When exercising discretionary voting authority on Mr. Pell’s proposals, the Board of Directors intends to vote “FOR” Mr. Pell’s proposal numbered 9 described above and vote “AGAINST” all of his other proposals.

Except for the matters described in this proxy statement, the Board of Directors does not know of any other matters that may come before the Annual Meeting. The Board of Directors adopted an amendment to the Bylaws on April 5, 2016 to require, in addition to any other applicable requirements, that for any business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Corporate Secretary of the company. For the Annual Meeting of Stockholders this year, which was called for a date that is not within thirty (30) days before or after the anniversary date of the annual meeting of 2015, notice by a stockholder, in order to be timely, must be so received not later than ten (10) calendar days before the date of the Annual Meeting. If any matters other than described in this proxy statement are properly presented to the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the accompanying WHITE proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Stockholder Proposals for 2017 Annual Meeting

Stockholder proposals intended to be presented in our proxy materials relating to our next annual meeting of stockholders for our fiscal 2017 must be received by us on or before December 25, 2016 unless the date of the meeting is changed by more than 30 calendar days from the date of the annual meeting of stockholders for our fiscal 2016, and must satisfy the requirements of the proxy rules promulgated by the SEC.

For any other stockholder proposals to be presented at our next annual meeting of stockholders, Rule 14a-4(c) under the Exchange Act provides that if a proponent of a proposal fails to notify us at the address below at least 45 days prior to the month and day of mailing of the prior year’s proxy statement (or any date specified in an advance notice provision), then the management proxy holders will be allowed to use their discretionary voting authority with respect to the voting of proxies when the proposal is presented at the meeting, without any discussion of the matter in the proxy statement. With respect to our 2017 Annual Meeting of Stockholders, if we are not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in our proxy statement, by February 21, 2017, the management proxy holders will be allowed to use their discretionary authority with respect to the voting of proxies.

Transition Report

This proxy statement will be accompanied or preceded by a copy of our transition report on Form 10-KT (without exhibits) for the nine-month transition period ended December 31, 2015, including the financial statements for the transition period. The exhibits to our Form 10-KT are available by accessing the SEC’s EDGAR filing database at www.sec.gov.  We will furnish a copy of any exhibit to our Form 10-KT upon receipt from any such person of a written request for such exhibits upon the payment of our reasonable expenses in furnishing the exhibits.  This request should be sent to: Cogentix Medical, Inc., 5420 Feltl Road, Minnetonka, Minnesota 55343, Attn:  Corporate Secretary.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports (or transition report).  This means that only one copy of our proxy statement or annual report (or transition report) to stockholders may have been sent to multiple stockholders in each household unless otherwise instructed by such stockholders.  We will deliver promptly a separate copy of either document to any stockholder upon written or oral request to our Corporate Secretary, at Cogentix Medical, Inc., 5420 Feltl Road, Minnetonka, Minnesota 55343, telephone:  (952) 426-6192.  Any stockholder who wants to receive separate copies of our proxy statement or annual report (or transition report) to stockholders in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the above address and phone number.

Cost and Method of Solicitation

We pay the entire cost of the annual meeting and the cost of soliciting the attached WHITE proxies. In addition to solicitation by mail, our directors, officers, employees and agents, without additional remuneration, may solicit proxies from our stockholders by personal interviews, telephone, fax or other electronic means. We have also entered into an agreement with Morrow & Co., LLC for solicitation and advisory services in connection with this solicitation, for which Morrow will receive a fee not to exceed $100,000, together with reasonable out-of-pocket expenses. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries who are record holders of our common stock for the forwarding of solicitation materials to the beneficial owners of our common stock.  We will reimburse these brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of solicitation materials.

Your vote is important.  Whether or not you plan to attend the Annual Meeting, please exercise your right to vote as soon as possible by completing, signing, dating and returning your WHITE proxy card or by using Internet or telephone voting as described on the WHITE voting instruction form or Notice Regarding the Availability of Proxy Materials.

By Order of the Board of Directors,

Robert Kill
President, Chief Executive Officer and Corporate Secretary

April 25, 2016
Minnetonka, Minnesota

Cogentix Medical, Inc. 5420 Feltl Road Minnetonka, Minnesota 55343 SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 20, 2016 The undersigned hereby appoints Robert C. Kill and Darin Hammers and each of them, each with full power of substitution and power to act alone, as proxies to vote, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all shares of common stock of Cogentix Medical, Inc. held of record by the undersigned on March 22, 2016 at the Annual Meeting of Stockholders to be held on May 20, 2016 at 8:30 a.m., Central Daylight Time, at Minneapolis Marriott Southwest, 5801 Opus Parkway, Minnetonka, MN 55343 and any adjournments or postponements thereof. If you are a stockholder whose shares are registered in your name, you may vote your shares in person at the Annual Meeting by attending the Annual Meeting or by completing, signing, dating and mailing the enclosed WHITE proxy card in the envelope provided. This proxy when properly executed will be voted as directed by the undersigned stockholder. If no instructions are indicated herein, this proxy will be treated as a grant of authority to vote in accordance with the Board of Director’s recommendations. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF PROPOSALS 1, 2, 3, 4 AND 5. Please mark, date, sign and return this proxy card promptly, using the enclosed envelope. No postage is required if mailed in the United States. (Continued and to be signed on reverse side.) Please detach along perforated line.

TO VOTE, PLEASE MARK YOUR VOTES IN BLUE OR BLACK AS IN THIS EXAMPLE. ☒ THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE SOLE NOMINEE FOR CLASS I OF THE BOARD OF DIRECTORS 1. Election of Director Nominee: Lewis C. Pell FOR WITHHOLD ☐ ☐ THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR ALL OF THE FOLLOWING PROPOSALS 2, 3, 4 AND 5 2. To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2016. FOR AGAINST ABSTAIN ☐ o ☐ 3. To hold an advisory vote on executive compensation. FOR AGAINST ABSTAIN ☐ o ☐ 4. To recommend the adoption by the Board of Directors of a policy that the Chair of the Board of Directors shall be an independent director who is not a current or former employee of the company, and whose only nontrivial professional, familial or financial connection to the company or its Chief Executive Officer is the directorship; provided the policy should be implemented so as not to violate any existing agreement and should allow for departure under extraordinary circumstances such as the unexpected resignation of the Chair. FOR AGAINST ABSTAIN ☐ o ☐ 5. To recommend the adoption by the Board of Directors of a policy that the positions of principal accounting officer or principal financial officer of our company be held by an individual or individuals who do not concurrently hold the position of Chief Executive Officer of our company; provided the policy should be implemented so as not to violate existing agreement and should allow for departure under extraordinary circumstances such as the unexpected resignation of the principal accounting officer or principal financial officer. FOR AGAINST ABSTAIN ☐ o ☐ 6. To transact such other business, including stockholder proposals described in this proxy statement and any others if properly presented, as may properly come before the Annual Meeting of Stockholders and any adjournment or postponement thereof. MARK “X” HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING. ☐ Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trusts, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer. Dated: _________________________________, 2016 Signature of Stockholder Signature if held jointly Title or Authority